Exhibit (p)(6)

COMPLIANCE MANUAL

Code of Ethics Policies and Procedures

Effective as of January 2022

January 2022

Table of Contents to Compliance Manual

Table of Contents

Page

INTRODUCTION	1-1
CODE OF ETHICS	2-5
Fiduciary Duty – Statement of Policy	2-5
Client Opportunities	2-7
Insider Trading	2-9
Personal Securities Transactions	2-14
Gifts, Entertainment and Contributions	2-20
Social Media Policy	2-23
Outside Business Activities	3-1
Confidentiality	3-3
POLICIES AND PROCEDURES	3-5
REGISTRATION AND DISCLOSURE	3-5
Registration	3-5
Disclosure	3-7
ADVERTISING, MARKETING, AND COMMUNICATIONS	4-1
Advertising	4-1
Solicitation Arrangements	4-7
Communications with Media, Regulators and Clients	4-9
CONTRACTS AND ACCOUNT ADMINISTRATION	5-1
Content of Investment Advisory Agreements	5-1
Documentation of Accounts and Account Opening	5-5
Anti-Money Laundering	5-8
Account Termination	5-10
PORTFOLIO MANAGEMENT	6-1
Adherence to Client Investment Objectives and Guidelines	6-1
Allocation of Investment Opportunities and Trades	6-4
TRADING	7-1
Order Entry	7-1
Best Execution	7-3
Inter-Account Trading	7-5
Trade Errors and Trade Modifications	7-7
REGULATORY REPORTING	8-1
RECORDKEEPING	9-1
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Table of Contents to Compliance Manual

ADDTIONAL POLICIES and ADMINISTRATION	10-1
Supervisory Structure and Organization Chart	10-1
Employees	10-2
Custody	10-3
Privacy	10-6
Valuation	10-10
Business Contingency Plan	10-12
Proxy Voting	10-13
Soft Dollar Policy	10-15
Class Action Policy	10-18
Political Contribution Policy	10-19
Liquidity Risk Management Policy	10-23
Violations of the this Code of Ethics	10-26
ERISA	10-27
Prohibited Transaction Exemption & IRA Rollover Recommendations	10-30

The following Appendices, which are an integral part of this Manual, consist primarily of forms and documents to be utilized to implement the Code of Ethics (the “Code of Ethics” or “Code”) and the Policies and Procedures set forth herein.

APPENDICES

Appendix 1 – Employee Acknowledgment of Receipt of Manual

Appendix 2 – Annual Certification of Compliance

Appendix 3 – Initial Personal Securities Holdings Report Form

Appendix 4 – Annual Disclosure of Outside Business Interests

Appendix 5 – Annual Disclosure of Business and Social Relationships: Public Companies

Appendix 6 – Supervisory Structure and Organizational Chart

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Introduction to Compliance Manual

INTRODUCTION

Redwood Investments, LLC (the “Firm”) is committed to the highest legal and ethical standards in the investment management industry. It is the responsibility of every partner, officer, and employee (each, an “Employee”) of the Firm to fulfill this commitment to ethical conduct and compliance with laws and regulations.

The Firm serves as discretionary investment manager for its clients, including separately managed accounts. The Firm’s investment strategies primarily include trading U.S. and non-U.S. equity securities.

Purpose of Compliance Manual

The Firm is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisers Act and SEC rules impose requirements on the Firm to adopt a Code of Ethics and compliance policies and procedures. Rule 204A-1 under the Advisers Act requires every registered investment adviser to establish, maintain and enforce a Code of Ethics that at a minimum addresses personal trading by its “access persons.” Section 204A of the Advisers Act requires all registered investment advisers to have policies and procedures to detect and prevent insider trading. In addition, Rule 206(4)-7 requires registered investment advisers to adopt written compliance procedures, review the adequacy of those procedures annually, and designate a Chief Compliance Officer to review and implement those procedures. This Compliance Manual (“Manual”) has been adopted by the Firm to comply with the Advisers Act and other applicable laws.

Chief Compliance Officer

The Firm has designated Steven Flammey to serve as the Firm’s Chief Compliance Officer, and has vested complete authority in the Chief Compliance Officer to develop appropriate compliance policies and procedures, to enforce those policies and procedures and to report any violations directly to the senior management of the Firm. The Chief Compliance Officer may designate one or more qualified persons to perform any portion of his or her requirements under this Manual. Other Employees with responsibilities under this Manual also may delegate to appropriate persons subject to their supervision (e.g., a portfolio manager may delegate certain responsibilities to a member of his or her portfolio management team).

The Chief Compliance Officer may make exceptions, on a case-by-case basis, to any of the provisions of this Manual upon a determination of the facts and circumstances involved. Approval of all such exceptions must be in writing.

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Introduction to Compliance Manual

Any review that is required to be completed by the Chief Compliance Officer or his designee under this Manual must be documented. The evidence of such review must include the date of such review.

Each Employee is subject to this Manual. Employees should contact the Chief Compliance Officer if they have any questions about this Manual or any other compliance-related matters.

The Chief Compliance Officer will review this Manual at least annually with the Managing Partners and, in light of legal and business developments and experience in implementing this Manual, make changes as he deems appropriate. The Chief Compliance Officer will maintain the updated Manual as evidence that the annual review and update was completed.

Legal and Regulatory Overview

As an investment adviser, the Firm is subject to principles of fiduciary duty, which are enforceable under both the Advisers Act and state law. These principles dictate that the Firm conduct its business in a manner that places the interests of clients, including any person or entity whose assets are managed by the Firm through a separate account and any private fund advised by the Firm (collectively, “Clients”), above the interests of the Firm.

The SEC has adopted detailed rules to implement the requirements of the Advisers Act. It requires investment advisers, such as the Firm, to be conscious as fiduciaries of any potential conflicts of interest, by virtue of affiliate relationships or otherwise, to assess potential risks to clients as a result of such conflicts, and to fully disclose such conflicts and risks to clients. In addition to disclosure requirements, the Advisers Act and SEC rules impose certain direct requirements on advisers’ conduct of their business, as set forth in this Manual.

Investment advisers are also subject to portions of the other federal securities laws. For example, under certain circumstances the Firm may be required to file reports as an institutional investment manager and reports of beneficial ownership under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the broad antifraud provisions of Section 10(b) of the Exchange Act, which prohibit making material misstatements or omissions in connection with the purchase or sale of securities, could give rise to civil liability if the Firm or its Employees were to engage in such conduct.

The nature of our Clients may subject the Firm to additional regulatory schemes. As an example, if the Firm manages assets for employee benefit plans, it may become subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to those accounts. Thus, the Firm must ascertain whether a Client’s particular form of organization imposes any special regulatory requirements before undertaking to manage the Client’s assets.

The Firm is subject to examination by the SEC staff. Generally, examinations can be expected to occur approximately every two to four years. If an Employee receives any contact or inquiries from regulators, they must be referred to the Chief Compliance Officer.

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Introduction to Compliance Manual

Violations and Remedies

Legal penalties for violating various SEC and other applicable laws and regulations can be severe, both for individuals involved in such unlawful conduct and for their employers. For example, breaches of insider trading proscriptions described in the Firm’s Code of Ethics can result in treble damages, jail sentences and other criminal sanctions. In addition, the full panoply of administrative sanctions available to the SEC under the Advisers Act may be imposed on the individual violator and/or the Firm, including:

•	censure;
•	cease and desist orders;
•	limitations on the activities, functions, or operations of the Firm;
•	suspension of the Firm’s registration for a specified period;
•	revocation of the Firm’s registration;
•	bar and suspension of an Employee from association with any investment adviser or other regulated entity.

Employee Responsibilities

As a matter of Firm policy, compliance with this Code is a condition of continued employment with the Firm. Employees must report any violation of this Code promptly to the Chief Compliance Officer. The Chief Compliance Officer will investigate any reported or suspected violation of the provisions of this Code, report to the Managing Partner on the factual findings and recommend sanctions, where appropriate. Employees are required to cooperate in any investigation.

Each Employee will be required to acknowledge having read (and must retain a copy of) this Code. (See Appendix 1 for Employee Acknowledgement form.) At least once a year, each Employee will be required to certify on the Employee Annual Certification form (see Appendix 2) that such Employee has read and understood this Code, has complied with its requirements, and has disclosed or reported all personal securities transactions required to be disclosed or reported.

This Code is the property of the Firm and its contents are strictly confidential. Each Employee’s copy of this Code must be returned to the Chief Compliance Officer upon termination of employment for any reason.

How to Use This Manual

This Manual is presented in two sections. The first is the Code of Ethics, which sets forth the ethical and fiduciary principles and related compliance requirements under which the Firm must operate and the procedures for implementing those principles. The second section contains

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Introduction to Compliance Manual

Policies and Procedures for compliance with other requirements imposed by applicable laws and regulations, including SEC rules. Use of the word “we” (or “our”) in this Manual refers to the Firm and all its Employees.

Generally, for each topic in both the Code of Ethics and the Policies and Procedures, a summary of applicable legal requirements is provided, followed by a statement of the Firm’s policy on the issue (“Law and Policy”). After this, the procedures through which the policy will be implemented are set forth (“Procedures”). The Procedures’ goal is to specify who is responsible for compliance with the applicable legal and regulatory requirements and Firm policies and what each such responsible person must do reasonably to assure that the requirements and policies are satisfied.

Definitions

The following defined terms are used within this Manual, and reflect specific terms used in Federal and State securities laws:

Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 of this chapter.

Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Fund means an investment company registered under the Investment Company Act.

Reportable fund means: i. Any fund for which Redwood serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases Redwood must be approved by the fund’s board of directors before Redwood can serve); or ii. Any fund whose investment adviser or principal underwriter controls Redwood, is controlled by Redwood, or is under common control with Redwood. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940.

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Code of Ethics

CODE OF ETHICS

Fiduciary Duty – Statement of Policy

The Firm is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisers Act and SEC rules impose requirements on the Firm to adopt a Code of Ethics. Rule 204A-1 under the Advisers Act requires every registered investment adviser to establish, maintain and enforce a Code of Ethics that at a minimum addresses personal trading by its “access persons.” Section 204A of the Advisers Act requires all registered investment advisers to have policies and procedures to detect and prevent insider trading

The Firm is a fiduciary of its Clients and owes each Client an affirmative duty of good faith and full and fair disclosure of all material facts. This duty is particularly pertinent whenever the adviser is in a situation involving a conflict or potential conflict of interest. This Code applies to all Access Persons, whose conduct must reflect the Firm’s fiduciary obligations. It is the Firm policy that all partners, officers, and Employees of the Firm are Access Persons (“Access Persons”). The Firm and all Employees must affirmatively exercise authority and responsibility for the benefit of Clients, and may not participate in any activities that may conflict with the interests of Clients except in accordance with this Code. In addition, we must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Clients. Accordingly, at all times, we must conduct our business with the following precepts in mind:

1.	Place the interests of Clients first. We may not cause a Client to take action, or not to take action, for our personal benefit rather than the benefit of the Client. For example, causing a Client to purchase a security owned by an Employee for the purpose of increasing the price of that security would be a violation of this Code. Similarly, an Employee investing for himself in a security of limited availability that was appropriate for a Client without first considering that investment for such Client may violate this Code.

2.	Avoid taking inappropriate advantage of our position. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Firm could call into question the exercise of our independent judgment. Accordingly, we may accept such items only in accordance with the limitations in this Code.

3.	Conduct all personal securities transactions in compliance with this Code of Ethics. This includes all pre-clearance and reporting requirements and procedures regarding inside information and personal and proprietary trades. While the Firm encourages Employees and their families to develop personal investment programs, you must not take any action that could result in even the appearance of impropriety.
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Code of Ethics

4.	Keep information confidential. Information concerning Client transactions or holdings may be material non-public information and Employees may not use knowledge of any such information to profit from the market effect of those transactions.

5.	Comply with the federal securities law and all other laws and regulations applicable to the Firm’s business. Make it your business to know what is required of the Firm as an investment adviser and otherwise, and you as an Employee of the Firm, and integrate compliance into the performance of all duties.

6.	Seek advice when in doubt about the propriety of any action or situation. Any questions concerning this Code of Ethics should be addressed to the Chief Compliance Officer, who is encouraged to consult with outside counsel, outside auditors or other professionals, as necessary.

7.	Do Not Commit Unlawful Actions. It is unlawful and a violation of several Federal securities laws (Rule 204A-1 of the Investment Advisers Act, Rule 17j-1 under the Investment Company Act) to:
a.	make any untrue statement of a material fact to a client;
b.	omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;
c.	engage in any manipulative practice with respect to a client.

Regulation Best Interest. In June 2019, the SEC adopted Regulation Best Interest (“Reg BI”), reaffirming and clarifying the investment adviser fiduciary duty. This duty, comprised of both a duty of care and a duty of loyalty, is principles-based and applies to the entire relationship between the investment adviser and the client.

As part of its fiduciary duty and obligations as a registered investment adviser and in accord with Regulation Best Interest, Redwood is required to prepare a Form CRS and deliver this disclosure to retail investor clients. Specific policies and procedures addressing this obligation are found below.

The Policies and Procedures in this Code of Ethics implement these general fiduciary principles in the context of specific situations.

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Code of Ethics

Client Opportunities

Law and Policy

No Employee may cause or attempt to cause any Client to purchase, sell or hold any security for the purpose of creating any personal benefit for him or herself. Sections 206(1) and 206(2) of the Advisers Act generally prohibit the Firm from employing a “device, scheme or artifice” to defraud Clients or engaging in a “transaction, practice or course of business” that operates as a “fraud or deceit” on Clients. While these provisions speak of fraud, they have been construed very broadly by the SEC and used to regulate, through enforcement action, many types of adviser behavior that the SEC deems to be not in the best interest of Clients or inconsistent with fiduciary obligations. One such category of behavior is taking advantage of investment opportunities for personal gain that would be suitable for Clients.

Accordingly, an Employee may not take personal advantage of any opportunity properly belonging to the Firm or any Client. This principle applies primarily to the acquisition of securities of limited availability for an Employee’s own account that would be suitable and could be purchased for the account of a Client, or the disposition of securities from an Employee’s account prior to selling a position from the account of a Client.

On the other hand, in the case of trades in listed securities in broad and deep markets, where the Employees’ participation will not affect Client investment opportunities, Employees in certain situations may participate with Clients in aggregated or combined trades. Under certain limited circumstances, and only with the prior written approval of the Chief Compliance Officer, an Employee may participate in certain opportunities of limited availability that are deemed by the Chief Compliance Officer not to have an adverse effect on any Client.

An Employee may not cause or attempt to cause any Client to purchase, sell, or hold any security for the purpose of creating any benefit to Firm accounts or to Employee accounts.

Procedures

Disclosure of Personal Interest. If an Employee believes that he or she (or a related account) stands to benefit materially from an investment decision for a Client that the Employee is recommending or making, the Employee must disclose that interest to the Chief Compliance Officer. The disclosure must be made before the investment decision and should be documented by the Chief Compliance Officer.

Restriction on Investment. Based on the information given, the Chief Compliance Officer will make a decision on whether or not to restrict an Employee’s participation in the investment decision. In making this determination, the Chief Compliance Officer will consider the following

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Code of Ethics

factors, among others: (i) whether any Client was legally and financially able to take advantage of this opportunity; (ii) whether any Client would be disadvantaged in any manner; (iii) whether the opportunity is de minimis; and (iv) whether the opportunity is clearly not related economically to the securities to be purchased, sold or held by any Client.

Record of Determination. A memorandum concerning the investment opportunity and the disposition of the approval request will be prepared promptly and maintained by the Chief Compliance Officer.

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Code of Ethics

Insider Trading

Law and Policy

In the course of business, the Firm and its Employees may have access to various types of material non-public information about issuers, securities or the potential effects of the Firm’s own investment and trading on the market for securities. The Firm forbids any Employee to trade, either personally or on behalf of others, including Clients, while in possession of material non-public information or to communicate material non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading.” The Firm’s insider trading prohibitions apply to all Employees and extend to activities within and outside their duties as traders, officers, directors or employees of the Firm.

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an “insider”) or to communications of material non-public information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(a)	trading by an insider while in possession of material non-public information, including information pertaining to specific issuers, securities or the Firm’s own positions or trades;

(b)	trading by a non-insider while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

(c)	communicating material non-public information to others; or

(d)	trading ahead of research reports or recommendations prepared by the Firm.

Concerns about the misuse of material non-public information by the Firm or Employees may arise primarily in two ways:

First, the Firm may come into possession of material non-public information about another company, such as an issuer in which it is investing for Clients or in which its own personnel might be investing for their own accounts. As further set forth below, if it is determined that the Firm has material non-public information about an issuer, all investments in that issuer on behalf of Clients and by Firm personnel, in any securities of the issuer, will be prohibited.

Second, the Firm as an investment adviser has material non-public information in relation to its own business. The SEC has stated that the term “material non-public information” may include information about an investment adviser’s securities recommendations and Client securities

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Code of Ethics

holding and transactions. It is the policy of the Firm that all such information is to be kept in strict confidence by those who receive it, and such information may be divulged only within the Firm and to those who have a need for it in connection with the performance of services to Clients. For an exception, see section headed “Exception: Permitted and Protected Reports to Government Officials” on page 2-16. Despite this blanket prohibition, some trades in securities in which the Firm has also invested for Clients may be permitted because the fact that the Firm has made such investments may not be viewed as material information (e.g., trades in highly liquid securities with large market capitalization). The personal trading procedures set forth below establish circumstances under which such trades will be considered permissible or restricted and the procedures to follow in making such trades.

Who is an Insider? The concept of “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, a person who advises or otherwise performs services for a company may become a temporary insider of that company. An Employee of the Firm, for example, could become a temporary insider to a company because of the Firm’s and/or Employee’s relationship to the company (e.g., by having contact with company executives while researching the company). According to the U.S. Supreme Court, a company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider or temporary insider.

What is Material Information? Trading on non-public information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a security. Information that Employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, knowledge of an impending default on debt obligations, knowledge of an impending change in debt rating by a nationally recognized statistical rating organization, and extraordinary management developments.

Material information does not have to relate to the Firm’s business. For example, in one case the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter at The Wall Street Journal reporter was found criminally liable for disclosing to others the date that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or not.

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Code of Ethics

What is Non-public Information? Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

What is Tipping? Tipping involves providing material non-public information to anyone who might be expected to trade while in possession of that information. An Employee may become a “tippee” by acquiring material non-public information from a tipper, which would then require the Employee to follow the procedures below for reporting and limiting use of the information.

Penalties for Insider Trading. Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers, and may include fines or damages up to three times the amount of any profit gained or loss avoided. A person can be subject to some or all of the applicable penalties even if he or she does not personally benefit from the violation.

Procedures

Identification and Prevention of Insider Information. If an Employee believes that he or she is in possession of information that is material and non-public, or has questions as to whether information is material and non-public, he or she should take the following steps:

•	Report the matter immediately to the Chief Compliance Officer, who shall document the matter.
•	Refrain from purchasing or selling the securities on behalf of himself or others.
•	Refrain from communicating the information inside or outside the Firm other than to the Chief Compliance Officer.

If the Chief Compliance Officer determines that an Employee is in possession of material non-public information, he will notify all Employees that the security is restricted. All decisions about whether to restrict a security, or remove a security from restriction, shall be made by the Chief Compliance Officer. Restrictions on such securities also extend to options, rights and warrants relating to such securities. When a security is restricted, all new trading activity of such security shall cease, unless approved in writing by the Chief Compliance Officer. A security shall be removed from restriction if the Chief Compliance Officer determines that no insider trading issue remains with respect to such security (for example, if the information becomes public or no longer is material).

Restricting Access to Material Non-public Information. Care should be taken so that such information is secure. For example, files containing material non-public information should be sealed, access to computer files containing material non-public information should be restricted, and relevant conversations should take place behind closed doors.

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Code of Ethics

Detecting Insider Trading. To detect insider trading, the Chief Compliance Officer will periodically review the trading activity reports of Client accounts, Employee accounts (both at the Firm and at other financial institutions) and other Firm accounts. It is also the responsibility of each Employee to notify the Chief Compliance Officer of any potential insider trading issues. The Chief Compliance Officer will investigate any instance of possible insider trading and fully document the results of any such investigation. At a minimum, an investigation record should include: (i) the name of the security; (ii) the date the investigation commenced; (iii) an identification of the account(s) involved; and (iv) a summary of the investigation disposition.

Expert Networks. All employees are subject to the firm’s Insider Trading Policies including these Expert Network Policies and Procedures.

Material nonpublic information received from paid expert networks and consultants (collectively, “Expert Networks”) with respect to publicly traded companies or corporate bonds.

Considering the potential insider trading liability when engaging expert networks, Redwood has adopted the following internal controls to address the potential trading risks associated with using Expert Networks.

Contract Pre-Approval and Due Diligence: Redwood employees may not engage the services of an Expert Network unless the employee has confirmed that the agreement retaining such Expert Network has been approved by the CCO. Redwood’s CCO will conduct a review of the Expert Network to confirm that it has in place guidelines with respect to screening its experts, including background checks, and appropriate policies and procedures to prevent the gathering and disclosure of material non-public information sourced from persons who may have a duty of confidentiality.

Prohibited Experts. Redwood may choose to restrict access to an expert consultant that present a heightened risk of conveying material non-public information.

Monitoring and Approval of Meetings. Redwood’s investment professionals have the authority to engage with pre-approved Expert Networks. Compliance will work with approved Expert Networks to ensure pre-notification is received prior to each meeting. Upon review by Compliance, if it is determined an expert consultant presents additional risks to disclosing material non-public information, Compliance may take additional steps including, but not limited to, call recording, compliance chaperoning or outright prohibiting the expert consultant.

Notice to Expert Networks. Additionally, Expert Networks must send via email and/or read to each expert consultant prior to engaging in any consulting discussions, the following statement, or an acceptable variation of the statement:

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Code of Ethics

As a condition of Adviser’s participation in this meeting you represent and agree that: 1) you will not provide material nonpublic information to the participants, 2) you will not disclose information that violates any laws, regulations or any of your or your firm’s contractual duties , 3) You are not now and have not been within the past six months, an employee, director, 5% shareholder, consultant, supplier, accountant or lawyer to any of the companies to be discussed, 4) neither you nor anyone from whom you have obtained any information that you disclose to us has a duty of confidentiality to any of the companies discussed or with respect to other matters to be discussed, and 5) you have not paid anyone for any of the information you are providing.

If during the course of a meeting an employee should receive information or the expert consultant makes statements that give rise to a concern, these matters should be brought to the attention of the CCO. If appropriate, Redwood may determine to add securities of relevant issuers to its Restricted List

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Code of Ethics

Personal Securities Transactions

Law and Policy

Employee investments must be consistent with the mission of the Firm always to put Client interests first and with the requirements that the Firm and its Employees not trade on the basis of material non-public information concerning the Firm’s investment decisions for Clients or Client transactions or holdings.

SEC Rule 204A-1 under the Advisers Act requires that each registered investment adviser adopt, maintain and enforce a Code of Ethics that requires the adviser’s “access persons” to report their transactions and holdings periodically to the Chief Compliance Officer and requires the adviser to review these reports.

Under the SEC definition, the term “access person” includes any Firm Employee who has access to non-public information regarding Clients’ purchase or sale of securities, is involved in making securities recommendations to (or in the case of a discretionary manager like the Firm, investment decisions on behalf of) Clients or who has access to such recommendations that are non-public. It is the Firm policy that all partners, officers, and Employees of the Firm are access persons (“Access Persons”) for purposes of these requirements. The Firm maintains a complete and current list of all Access Persons.

Transaction Reporting Requirements. It is the policy of the Firm that all Access Persons must file initial and annual holdings reports and quarterly transaction reports with respect to all securities (including options, rights, and warrants relating to such securities) which they have or acquire any “Beneficial Interest,” except the following, which are deemed to present little opportunity for improper trading:

•	direct obligations of the Government of the United States;

•	money market instruments — bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

•	money market fund shares;

•	shares of other types of mutual funds (although if the Firm acts as the investment adviser for a registered fund, Access Person transactions in shares of such fund will become reportable).
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Code of Ethics

Beneficial Interest includes direct or indirect control or power to make investment decisions and is presumed to cover accounts of immediate family members who share your household. (All such accounts are referred to as “Access Person Accounts.”) Beneficial Interest, and therefore “Access Person Accounts,” may also include accounts of others who share the same household as you, anyone to whose support you materially contribute and other accounts over which you exercise a controlling influence, but do not include accounts in which you have a Beneficial Interest if you provide the Chief Compliance Officer with written documentation showing that someone else has been granted investment discretion over the account. Reports need not be filed with respect to transactions effected pursuant to an automatic investment plan or in an account over which the Access Person has no direct or indirect influence or control.

An Access Person’s account that is managed by the Firm is exempt from the provisions below, except as noted below.

Pre-clearance - Initial Public Offerings, Limited Offerings and Private Placements. Access Persons are prohibited from participating in initial public offerings and limited offerings, including all Access Person accounts managed by Redwood. Participation in private placements require approval of the Chief Compliance Officer, and the CCO must cite the reasons for such approval. Employees must furnish any prospectus, private placement memoranda, subscription documents and other materials about the private placement investment as the Chief Compliance Officer may request.

Pre-clearance - Other Transactions. All transactions by Access Persons are subject to pre-clearance by a Managing Partner according to the procedures set forth below, except for 1) transactions in securities that are exempt from transaction reporting requirements and 2) accounts managed by the Firm, as described above. Access Persons may only execute approved transactions on the same day that the transaction was approved.

Short-Term Trading. Short-term trading in securities of issuers in which an Employee is an officer, director or the owner of 10% or more of a class of equity securities is prohibited by law. Although other short-term trading activity is not strictly prohibited, as a matter of policy, the Firm strongly discourages short-term trading by Employees. To that end

-	Access Persons are prohibited from purchasing or selling a security within seven (7) trading days before and after a transaction in that security by a client.
-	Investment Personnel are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days

Blackout Periods. For any security in which trading is not otherwise prohibited by this Code of Ethics, Employees may trade in such security except during a period beginning seven (7) trading days before and ending seven (7) trading days after trades in the security are effected for Client accounts.

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Code of Ethics

Prohibited Transactions. No Access Person may trade in any amount in any security subject to a restriction on trading issued by the Chief Compliance Officer under the Firm’s insider trading policies and procedures set forth in this Code of Ethics. In addition, no Access Person may trade in any amount in any security subject to a general trading restriction issued by the Chief Compliance Officer and the Managing Partners. The combination of the above restricted securities is called the Firm’s Blacklist, and Access Persons are prohibited from trading any securities on the Blacklist. Employees may request an exception in writing, and subject to the facts and circumstances of the request, the Chief Compliance Officer and the Managing Partners may grant the exception, subject to client interests, timing, liquidity, and other considerations.

Duplicate Statements. Each Employee is responsible for making certain that the Chief Compliance Officer or designee receives at least quarterly copies of account statements for the Employee’s Access Person Accounts, no later than thirty days after the end of each quarter. The Chief Compliance Officer may require Employees to provide copies of monthly account statements and/or confirmations. All account statements will be reviewed at least quarterly by the Chief Compliance Officer in order to monitor compliance with the Code of Ethics and all securities rules and regulations.

Procedures

Duplicate Confirmation Statements. For any account opened or maintained at a broker-dealer, bank or similar financial institution, the Employee shall be responsible for arranging that the financial institution send duplicate account statements (and confirmations if requested) directly to the Chief Compliance Officer at the following address:

Redwood Investments, LLC

One Gateway Center, Suite 802

Newton, MA 02458

Attention: Chief Compliance Officer

Initial and Annual Holdings Reports. Each Access Person of the Firm must disclose all securities in any Access Person Account on the Personal Securities Holdings Report (see Appendix 3) or any substitute acceptable to the Chief Compliance Officer, no later than 10 days after becoming an Access Person, and annually thereafter during the month of January. Each such report must be current as of a date no more than 45 days before the report is submitted.

Quarterly Trade Reporting Requirements. Each Access Person shall submit to the Chief Compliance Officer within 30 days after the end of the quarter in which such transaction occurs a report of every transaction in securities, as described above, in an Access Person Account. The report shall include the name of the financial instrument, date of the transaction, quantity, price and bank, broker-dealer or financial institution through which the transaction was effected. The

2-16	January 2022

Code of Ethics

requirement will generally be satisfied by the sending of duplicate confirmations to the Chief Compliance Officer of trades and monthly account statements for all Access Person Accounts. If there are securities that do not appear on the confirmations or account statements (e.g., a private placement approved by the Chief Compliance Officer), Employees must independently report such securities on the Quarterly Securities Transaction Report form provided as Appendix 4.

Pre-clearance. Each Employee who wishes to effect a transaction in securities covered by the Code of Ethics, including any initial public offering or private placement, must first obtain written pre-clearance of the transaction from one of the Managing Partners. A decision on permissibility of the trade generally will be rendered by the end of the trading day on which the request is received. Pre-clearance will be effective for that day only, unless otherwise specified.

Review and Availability of Personal Trade Information. All information supplied under these procedures, including transaction and holdings reports (initial, monthly and annual reports), will be reviewed by the Chief Compliance Officer for compliance with the policies and procedures in this Code of Ethics. The Chief Compliance Officer shall review quarterly all transactions submitted by Access Persons. Such review shall:

•	address whether Employees followed internal procedures, such as pre-clearance;
•	compare Employee transactions to any restrictions in effect at the time of the trade;
•	assess whether the Employee is trading for his or her own account in the same financial instrument he or she is trading for Clients, and if so, whether Clients are receiving terms as favorable as those of the Employee’s trades; and
•	periodically analyze the Employee’s trading for patterns that may indicate abuse.

The Chief Compliance Officer will document such review by initialing Employee statements or otherwise indicating the transactions that have been reviewed and will maintain copies of the Employee reports and account statements received.

Confidentiality. The Chief Compliance Officer is responsible for maintaining records in a manner to safeguard their confidentiality. Each Employee’s records will be accessible only to the Chief Compliance Officer (or his designee) and the Managing Partners. Records will be maintained for five years.

Violations. Penalties for violation of this Code section will be determined on a case by case basis at the discretion of the Managing Partners and the Chief Compliance Officer. While each violation is reviewed individually, specific facts and circumstances are evaluated such as the nature of the violation (whether it was a failure to follow procedure such as pre-clearance, or whether there was an actual non-compliant transaction that occurred), whether there appeared to be intent to violate or circumvent the Code, and whether the same employee has had previous violations. Any violation of the Code and its disposition will be documented by the Firm.

2-17	January 2022

Code of Ethics

The penalties for a violation may include:

•	Issuance of a disciplinary memorandum or letter of reprimand;
•	Requiring disgorgement of profits generated from non-compliant trades;
•	Requiring the Access Person to reverse the non-complaint trades;
•	Suspension without pay or termination of employment;
•	Reporting to the appropriate regulatory authorities if applicable.

Recordkeeping Requirements

The Firm must maintain records related to this Code consistent with the Investment Advisers Act of 1940. As an investment adviser to a registered investment company, the Firm must also maintain records related to this Code consistent with Section 17j-1 of the Investment Company Act of 1940, specifically:

(1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this section, and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

(A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

(B)  A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(C)  A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

(D)  A record of all persons, currently or within the past five years, who are or were required to make reports of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

(E)  A copy of each report required by this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities of IPOS and Limited Offerings, for at least five years after the end of the fiscal year in which the approval is granted.

(3) Regulators will be provided promptly with any relevant records they require.

2-18	January 2022

Code of Ethics

The Firm is required to and does maintain records of reports by Access Persons of holdings and personal securities transactions, including pre-clearance of personal securities transactions, as required by this Code. Holdings and personal transactions are received and maintained by the Firm either in the Form of duplicate statement or electronic feed to its electronic compliance system. In addition, and as already described by the Code, any violation of the Code or exception to the reports required (as granted by the Chief Compliance Officer) are documented and maintained in the Firm’s books and records. The Firm also maintains a complete and current list of Access Persons who are or were subject to this Code. Previous versions of the Code are also maintained.
2-19	January 2022

Code of Ethics

Gifts, Entertainment and Contributions

Law and Policy

The giving or receiving of gifts or other items of value to or from persons doing business or seeking to do business with the Firm could call into question the independence of its judgment as a fiduciary of its Clients. Gifts or entertainment should not be accepted if intended to influence an employee. Accordingly, it is the policy of the Firm to permit such conduct only in accordance with the limitations stated herein.

Accepting Gifts and Entertainment. On occasion, because of an Employee’s position with the Firm, the Employee may be offered, or may receive, gifts or other forms of non-cash compensation from Clients, brokers, vendors, or other persons not affiliated with the Firm. Employees are prohibited from receiving cash gifts. Extraordinary or extravagant gifts are not permissible and must be declined or returned, absent approval by the Chief Compliance Officer. Gifts of a nominal value (e.g., pens, mugs, promotional clothing, and not exceeding $150), customary business lunches, dinners, and entertainment at which both the Employee and the giver are present (e.g., sporting or cultural events), are permissible.

It is common practice within the investment community for brokers to arrange meetings with the management of public companies and or investment analysts, and that these meetings may occur during a meal (i.e. lunch or dinner), often provided and paid for by the broker. The Firm’s policy does not limit the number of such meals that an employee may receive from a broker.

However, any other such meal where no company management or analyst is present (i.e. a “social meal”) is limited to one per broker per quarter. In addition, it is often common practice within the investment community for brokers to provide tickets to entertainment venues (concerts, sporting events, etc.). The Firm’s policy limits two events per broker per employee per year. Meals and tickets to entertainment events must not be extravagant in value. Employees are expected to be prudent about the use and acceptance of entertainment. After attending any of the above mentioned meals or accepting the above mentioned entertainment tickets, employees must report the gift/entertainment item to the CCO, and provide the following information regarding the meal/entertainment: date of event, attendees, venue for the entertainment/meal, and providing broker.

Giving Gifts and Providing Entertainment. Employees may not give any gift(s) in connection with their capacity with the Firm with an aggregate value in excess of $150 per year to any person associated with a securities or financial organization, including exchanges, brokerage firms, or other investment management firms, to members of the news media, or to Clients or prospective Clients of the Firm. Employees may provide reasonable entertainment to persons associated with securities or financial organizations or Clients or prospective Clients provided that both the

2-20	January 2022

Code of Ethics

Employee and the recipient are present and there is a business purpose for the entertainment. It is anticipated that Employees will not entertain the same person more than four times per year or spend more than $150 per person on business meals on such occasions.

Solicitation of Gifts. All solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

Caveat. The Firm’s policies on gifts and entertainment are derived from industry practices. Employees should be aware that there are other federal laws and regulations that prohibit firms and their employees from giving anything of value to employees of various financial institutions in connection with attempts to obtain any business transaction with the institution, which is viewed as a form of bribery. If there is any question about the appropriateness of any particular gift, Employees should consult the Chief Compliance Officer.

Client Complaints. Employees may not make any payments or other account adjustments to Clients in order to resolve any type of complaint. All such matters must be handled by the Chief Compliance Officer.

ERISA Considerations. ERISA prohibits the acceptance of fees, kickbacks, gifts, loans, money, and anything of value that are given with the intent of influencing decision-making with respect to any employee benefit plan. The acceptance or offering of gifts, entertainment or other items may be viewed as influencing decision-making and therefore unlawful under ERISA. In addition, many public employee benefit plans are subject to similar restrictions. Client employees should never offer gifts, entertainment, or other favors for the purpose of influencing ERISA Client or prospective Client decision-making. Similarly, Firm Employees should not accept gifts, entertainment, or other favors offered by others who wish to do business with the Firm or its Clients.

Foreign Corrupt Practices Act of 1977 (FCPA). The FCPA, as amended, was enacted for the purpose of making it unlawful for certain classes of persons and entities to make payments to foreign government officials to assist in obtaining or retaining business. The anti-bribery provisions of the FCPA prohibit the willful use of the mails or any means of instrumentality of interstate commerce corruptly in furtherance of any offer, payment, promise to pay, or authorization of the payment of money or anything of value to any person, while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to a foreign official to influence the foreign official in his or her official capacity, induce the foreign official to do or omit to do an act in violation of his or her lawful duty, or to secure any improper advantage in order to assist in obtaining or retaining business for or with, or directing business to, any person. The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona fide travel costs for certain legitimate business purposes. However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

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Code of Ethics

Employees are prohibited from the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be considered “instrumentalities” of a foreign government.

Civil and criminal penalties for violating the FCPA can be severe. Employees must comply with the spirit and the letter of the FCPA at all times. Employees must obtain written pre-clearance from the Chief Compliance Officer prior to gifting anything of value that might be subject to the FCPA. An Employee may not provide a business gift or business entertainment to any foreign government official, or any employee, candidate, or elected official of a state or federal foreign government of “government instrumentality,” including representatives of a sovereign wealth fund.

Procedures

Prohibited Gifts. The giving or receiving of any gifts or entertainment to or from any one person must be reported to the Chief Compliance Officer. If an Employee receives or is offered, or wishes to provide, any such gift or entertainment in connection to the Firm, the Employee must seek the guidance of the Chief Compliance Officer to determine whether the Employee will be permitted to accept or keep, or to provide, the gift or entertainment. Gifts given or received by the Firm will be documented by the Chief Compliance Officer or his designee.

Expense Reports. The Chief Compliance Officer shall regularly review all reports or other documentation regarding Employee expense reimbursement to monitor compliance with this policy.

2-22	January 2022

Code of Ethics

Social Media Policy

POLICY

Since Redwood and its Employees maintain a social media presence, Redwood’s policy is to include social media as a potential marketing activity and apply its Advertising policies to social media activities and content. Social media falls within the category of advertising and is subject to all the policies governing advertising and marketing.

Employees may display Redwood’s name and their position on professional network sites, such as LinkedIn, Twitter or Facebook and certain business-related content according to the procedures outlined below.

“Social media” is an umbrella term that encompasses various activities that integrate technology, social interaction and content creation.

Personal / Industry Blogs and Social Networking Sites

Bloggers and commenters are personally responsible for their commentary on blogs and social media sites. Bloggers and commenters can be held personally liable for commentary that is considered defamatory, obscene, proprietary or libelous by any offended party, not just Redwood.

•	Redwood prohibits employees from using social media sites for business purposes, except as outlined in the Social Media policies included in this Manual.
•	Redwood prohibits employees from creating or maintaining any individual blogs or network pages on behalf of Redwood without CCO approval.
•	Redwood also prohibits any use on social media sites of any information about Redwood’s Clients, investment recommendations or trading activities.

The following guidelines apply to content that is posted, supplied or otherwise communicated in social media by employees of Redwood.

Content should not include1:

•	Current or past performance figures for Redwood’s strategies, client accounts or holdings
•	Current or past performance of specific securities held in client portfolios
•	Identities of clients or investors
•	Anything that could be considered a testimonial
•	Anything that would be considered confidential firm or client information
•	Anything defamatory, obscene or libelous

1 Please refer to the “Advertising” section for a complete description of the prohibitions outlined in the advertising rules of the Advisers Act.

2-23	January 2022

Code of Ethics

Text Messaging Policy

Employees are prohibited from communicating with clients regarding investment-related advice via text messaging regardless of whether the message is sent from a company-issued or a personal device. Employees are permitted to text message clients if, and only to the extent that the communication is related solely to non-business matters.

Internet Monitoring

Employees are cautioned that they should have no expectation of privacy while using the Internet, company equipment, or facilities for any purpose. Your postings can be reviewed by anyone, including Redwood. Redwood reserves the right to monitor communication regarding Redwood, its employees, Clients and the industry. Redwood may use blog-search tools and software, and/or may engage outside service providers to periodically monitor forums such as blogs and other types of personal journals, personal and business discussion forums, and social networking sites.

BACKGROUND

Social media includes all forms of electronic communication through which users share information, ideas, personal messages, and other content, including internet forums, blogs and microblogs, online profiles, wikis, podcasts, picture and video posts, virtual worlds, e-mail, instant messaging, text messaging, music and other forms of file-sharing. Examples of social media applications include, among others, LinkedIn, Facebook, and Twitter.

As a registered investment adviser, use of social media by Redwood and/or related persons of Redwood must comply with applicable provisions of the federal securities laws such as those dealing with advertising, protection of client information, material non-public information and fraud.

For example, business or client related comments or posts made through social media may breach applicable privacy laws or be considered “Advertising” under applicable regulations, thus triggering content restrictions and special disclosure and recordkeeping requirements. Employees should be aware that the use of social media for personal purposes may also have implications for Redwood, particularly where the employee is identified as an officer, employee or representative of Redwood. Accordingly, Redwood seeks to adopt reasonable policies and procedures to safeguard Redwood and its Clients.

PROCEDURES

Redwood has adopted procedures to implement this policy and conducts reviews to ensure that the policy is observed, implemented properly and amended, as appropriate, which include the following:

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Code of Ethics

•	Redwood’s social media policy has been communicated to all persons within Redwood and any changes thereto will be promptly communicated.
•	The CCO or designee will periodically monitor a random sampling of employee electronic communications and survey social media use by employees.
•	Redwood requires employees to report any violation, or possible or perceived violation, to the CCO. Violations may include discussions of Redwood, its Clients and/or employees, any discussion of proprietary information (including trade secrets, or copyrighted or trademarked material) or any unlawful activity related to blogging or social networking.
•	Redwood investigates and responds to reports of violations of the social media policy and other related policies.

Unless authorized by the CCO or designee, employees are not authorized to and therefore may not speak on behalf of Redwood through social media or otherwise. Employees may not publicly discuss Clients, investment strategies or recommendations, investment performance, other products or services offered by Redwood (or affiliates, if applicable), whether confidential or not, outside company-authorized communications. Employees are required to protect the privacy of Redwood, its Clients and employees. Employees are prohibited from disclosing proprietary and non-public information to which employees have access, including but not limited to customer information, trade secrets, financial information and strategic business plans.

If you have any questions about this policy or a specific posting on the web, please contact the CCO.

2-25	January 2022

Policies and Procedures

Outside Business Activities

Law and Policy

Our fiduciary duties to Clients dictates that the Firm and its Employees devote their professional attention to Client interests above their own and those of other organizations. Accordingly, Employees may not engage in any of the following outside business activities without the prior written consent of the Chief Compliance Officer:

•	Be engaged in any other business beyond being a passive investor;

•	Be employed or compensated by any other person for business-related activities;

•	Serve as an employee of another organization;

•	Serve as general partner, managing member or in similar capacity with limited or general partnerships, limited liability companies (LLCs) or private funds (other than private funds managed by the Firm or its affiliates);

•	Engage in personal investment transactions to an extent that diverts an Employee’s attention from or impairs the performance of his or her duties in relation to the business of the Firm and its Clients;

•	Have any direct or indirect financial interest or investment in any dealer, broker or other current or prospective supplier of goods or services to the Firm from which the Employee might benefit or appear to benefit materially; or

•	Serve on the board of directors (or in any similar capacity) of another company.

•	Receiving compensation for public speaking or writing services.

Authorization for board service will normally require that the Firm not hold or purchase any securities of the company on whose board the Employee/director sits.

Procedures

Before undertaking any of the activities listed above, the Employee must obtain written approval from the Chief Compliance Officer. An employee seeking approval of an outside business activity should provide the following information to the Firm’s Chief Compliance Officer: (1) name of the outside business organization; (2) description of the business organization; (3) compensation to be received, if any; (4) activities to be performed; and (5) amount of time to be spent on the activity.

3-1	January 2022

Policies and Procedures

Employees of the Firm will update their list of outside business activities annually and will submit their respective list to the Chief Compliance Officer within 30 days of year end.

If a Firm Employee has been granted permission to engage in outside activities within the investment management industry, the Employee must treat as proprietary and confidential any information learned as a result of their employment with the Firm.

3-2	January 2022

Policies and Procedures

Confidentiality

Law and Policy

Confidential Information

During the course of employment with the Firm, an Employee may be exposed to or acquire Confidential Information. “Confidential Information” is any and all non-public, confidential or proprietary information in any form concerning the Firm or its Clients or any other information received by the Firm from a third party to whom the Firm has an obligation of confidentiality. Confidential Information may be in written, graphic, recorded, photographic or any machine-readable form or may be orally conveyed to the Employee. Subject to the Exception below, no Employee will directly or indirectly use, disclose, copy, furnish or make accessible to anyone any Confidential Information and each Employee will carefully safeguard Confidential Information.

Confidential Information shall not include (i) any information which the Employee can prove by documentary evidence is generally and conveniently available to the public or industry other than as a result of a disclosure by the Employee, or (ii) any information that the Employee obtains from a third party who is not subject to a confidentiality agreement with the Firm and who did not obtain that information directly or indirectly from the Firm.

Subject to Subject to the Exception below, each Employee agrees to inform the Firm promptly if he or she discovers that someone else is making or threatening to make unauthorized use or disclosure of Confidential Information.

Company Property. All originals and copies of Confidential Information are the sole property of the Firm. Upon the termination of employment for any reason, or upon the request of the Firm at any time, each Employee will promptly deliver all copies of such materials to the Firm. During employment with the Firm and at all times thereafter, no Employee will remove or cause to be removed from the premises of the Firm any of the foregoing property, except in furtherance of his or her duties as an Employee of the Firm.

Exception: Permitted and Protected Reports to Government Officials

There exist a number of statutes and regulations that prevent us from preventing or discouraging an employee or other individual from reporting a possible violation of law to an appropriate government official. One such regulation is SEC Rule 21F-17, which in general prohibits an employer from impeding an individual from communicating directly with the SEC staff about a possible violation of the securities laws. Confidentiality provisions in this Compliance Manual, the Employee Manual and in employment or nondisclosure agreements are not intended to and do not prevent you from reporting to the appropriate government official when that report is provided for or protected by law. In particular, confidentiality provisions in this Compliance Manual, the Employee Manual and in employment or nondisclosure agreements are not intended to and do not prevent you from communicating with the SEC staff about a possible violation of the securities laws in a communication protected by Rule 21F-17. You are not required to tell us

3-3	January 2022

Policies and Procedures

if you do communicate with a government official about a possible violation as provided for or protected by law. We will not retaliate against you if we learn that you have communicated with a government official about a possible violation as provided for or protected by law.

Procedures

Certain Employees may have written employment agreements with the Firm which contain confidentiality provisions, which shall govern the Employee’s use of confidential information (as defined in such agreements). The Chief Compliance Officer will maintain copies of such employment agreements.

3-4	January 2022

Policies and Procedures

POLICIES AND PROCEDURES

REGISTRATION AND DISCLOSURE

Registration

Law and Policy

Registration as Investment Adviser. The responsibility for regulating investment advisers is divided between the SEC and the states based on whether an adviser meets SEC eligibility requirements and/or sufficient assets under management. The Firm is registered with the SEC because it has more than $100 million of assets under management. Once registered with the SEC, an adviser is subject to the Advisers Act and all rules and regulations thereunder.

Form ADV. Registration with the SEC is accomplished through Form ADV. Form ADV is divided into two parts. Part 1 of Form ADV is filed electronically with the Investment Adviser Registration Depository (“IARD”). Part 2 of Form ADV is filed with the SEC. As noted in the next section, Form ADV must be updated promptly if the Firm’s responses to certain disclosure items have changed.

State Notice Filing Requirements. If an adviser qualifies for SEC registration, it need not register with any state. However, states in which the adviser would otherwise be required to be registered may require notice filings and impose fees on SEC-registered advisers. State notice filings and payment of fees are accomplished along with the filing of Form ADV Part 1 through the IARD system.

Registration of Investment Advisory Representatives. In addition, any Employee of the Firm who provides advice in a state where he or she has a place of business may be required to be licensed in that state as an investment adviser representative if A) more than 10% of the Employee’s Clients are natural persons (i.e., individuals) and B) the Employee has more than five Clients who are natural persons. For these purposes, however, individuals with at least $750,000 under management with the adviser or a net worth of more than $1.5 million are not counted as “natural persons.” The definition of “investment adviser representative” varies significantly from state to state. In some states, only those who provide advice or supervise the provision of advice in the state must be licensed. In others, individuals who solicit advisory business must also be licensed. Licensing generally requires the person to pass the Series 65 or 66 exam.

Procedures

Compliance with State Filing Requirements. The Chief Compliance Officer is responsible for making sure that notice filings are filed with the appropriate states and that applicable notice fees

3-5	January 2022

Policies and Procedures

are paid. This is accomplished through the filing of Part 1 and the IARD. The Chief Compliance Officer also will review the list of Firm Clients in conjunction with state blue sky laws to determine those states in which the Firm will need to make notice filings and pay required state fees. Generally, states also are authorized to request from the Firm and have the Firm provide promptly a copy of the Firm’s Form ADV, Part 2. The Chief Compliance Officer will respond to such requests.

Analysis of Investment Adviser Representative Status. The Chief Compliance Officer is responsible for determining under state blue sky laws (with possible assistance of counsel) whether any Employees must be licensed as investment adviser representatives. For states requiring licensing, the Chief Compliance Officer will coordinate any required licensing, testing and applicable fee payments.

3-6	January 2022

Policies and Procedures

Disclosure

Law and Policy

The disclosure requirements of the Advisers Act are designed to insure that Clients and prospective Clients receive material information about the Firm and to prevent the Firm from perpetrating fraud or deceit upon its Clients. The Advisers Act and its rules prescribe disclosures that must be made in the Firm’s brochure (i.e., Form ADV, Part 2).

Form ADV. Form ADV is divided into two parts (Part 1 and Part 2). Part 1 requests certain basic information about the Firm and its business, including its executive officers and owners, numbers and types of Clients, and amount of assets under management.

Part 2 of Form ADV requires information concerning the Firm’s business, including a description of advisory services provided and fees charged, the types of Clients to which the Firm generally provides services, the types of securities on which the Firm provides advice, the Firm’s methods of security analysis, sources of information and investment strategies, any standards of education or business experience required of those involved in giving investment advice to Clients, the education and business background of members of the Firm’s investment committee, material activities of the Firm, financial industry affiliations of the Firm, the nature of the Firm’s participation or interest in Client securities transactions, and brokerage placement practices, including soft dollar arrangements.

SEC staff members have informally expressed the intention that the Form ADV disclosures serve in effect as a “prospectus” of an adviser and disclose all material information concerning the adviser. While many of the required items seem straightforward, the SEC and its staff have indicated that various practices that might involve actual or apparent conflicts of interest on the part of an adviser must be disclosed in response to various items of Form ADV.

Annual and Other Form ADV Amendments. All amendments to the Firm’s Form ADV reflecting changes in its operations, policies, procedures or management must be filed timely, in accordance with the following requirements:

•	Form ADV must be amended “promptly” to reflect (i) any changes in Items 1, 3, 9 and 11 of Part 1; or (ii) any material change in Items 4, 7, 8 or 10 of Part 1 and all of Part 2. While there is no formal definition of the meaning of “promptly,” the industry generally uses 30 days as a rule, and the SEC staff has informally stated this as a standard.

•	The Form ADV must be amended and updated annually within 90 days after the end of its fiscal year. Changes to Parts 1 and 2 of the Firm’s Form ADV other than as described above are to be filed at the time of the annual amendment.

•	A current copy of Part 2 of Form ADV must be maintained in the Firm’s files.
3-7	January 2022

Policies and Procedures

Brochure Rule. The Firm is required by Advisers Act Rule 204-3 (often called the brochure rule) to deliver to Clients a written disclosure statement, Part 2 of Form ADV. The Firm must initially deliver this information prior to entering into an investment advisory contract or, as an alternative, may deliver this “brochure” at the time the Client enters into the contract. The Firm has assigned to the Firm’s Partners and marketing personnel the responsibility to deliver the Firm’s brochure or Form ADV, Part 2 to Clients.

There is no general requirement that all amendments to Form ADV be provided to Clients at the time filed. The Chief Compliance Officer should consider, however, whether any amendment is sufficiently material that Clients would be misled in continuing their relationship with the Firm without benefit of the information in the amendment. The Firm will deliver an updated brochure to clients promptly in the event the brochure was amended to add a disciplinary event or to change material information already disclosed in response to Items 9 and/or 18. Delivery will include a statement describing for the client material facts relating to the change in disciplinary information.

Annual Offer. The brochure rule also requires the Firm annually to deliver to existing Clients an updated version of the information in the brochure or Form ADV, Part 2. In lieu of the full Brochure, the Firm may provide a summary of material changes since its last annual amendment. If providing a summary of material changes to clients, the Firm must offer to provide the full Brochure upon request without charge. The offer should include the Firm’s website, an email address, and telephone number by which a client may obtain the brochure. The offer should also include the Investment Adviser Public Disclosure (IAPD) address so that the client may obtain information about the Adviser through this venue. Brochures must be sent to Clients within seven days after a request for the brochure is received.

Other Disclosures. Disclosures made in the Firm’s Form ADV may appear or be used in other documents or communications to Clients or prospective Clients. Other contracts, marketing materials, and offering documents must be evaluated to assess their impact and consistency with the Firm’s Form ADV disclosures.

Form ADV Part 3 (Form CRS). Redwood provides investment advisory services to retail investors and is required to file electronically a Form CRS with the Investment Adviser Registration Depository (IARD) and to deliver to retail investor clients a Form CRS disclosing certain information about the Firm. The initial filing is due no later than June 30, 2020. As referenced in the Form CRS Relationship Summary final rule, the Commission defines “retail investor” as a “natural person, or the legal representative of such a natural person, who seeks to receive or receives services primarily for personal, family, or household purposes.”

Procedures

Brochure Delivery. The Partners and/or marketing personnel will be responsible for delivering (or monitoring delivery of) a current copy of the Form ADV, Part 2 (or equivalent brochure) to Clients not less than 48 hours prior to entering into an investment advisory contract or, at the time the Client enters into the advisory agreement, if the Client is given the right (generally set forth in

3-8	January 2022

Policies and Procedures

the advisory agreement) to terminate the agreement without penalty within five business days after entering into it. Evidence of such delivery must be provided promptly to the Chief Compliance Officer.

Annual Update of Form ADV. The Firm must prepare an updated Form ADV each year within 90 days after its fiscal year end. The Chief Compliance Officer has responsibility for collecting information necessary for the annual update of Form ADV for filing with the IARD (in the case of Part 1) and for inclusion in a revised version of Part 2 to be produced in hard copy form. The Chief Compliance Officer also will be responsible for the filing of Form ADV Part 1 and the payment of the appropriate funds to IARD to cover filing fees. Each year, the Chief Compliance Officer shall circulate Part 2 of the Firm’s Form ADV to certain Employees to make any changes to their personal information and to the Managing Partners for further review.

Annual Offer of Brochure. The Chief Compliance Officers has responsibility for offering annually the current version of the Firm’s Form ADV, Part 2 to Clients with separately managed accounts. Delivery must be made within 120 days of calendar year end. The Form ADV, Part 2 (or equivalent brochure) must be sent to Clients and investors within seven days after a request for the brochure is received. Evidence of the annual offer, the names of Clients and investors who have requested the brochure and the delivery of the Form ADV, Part 2 (or equivalent brochure) shall be maintained by the Chief Compliance Officer.

Annual Review of Disclosures. The Chief Compliance Officer on an annual basis shall review, reconcile and update disclosures made in the Form ADV.

Form CRS. The CCO will review periodically the five items for disclosure per the Form CRS:

•	(Item 1, Introduction and Firm Information
•	Item 2, Relationships and Services
•	Item 3, Fees, Costs, Conflicts, and Standard of Conduct
•	Item 4, Disciplinary History
•	Item 5, Additional Information)

to determine whether the Form CRS requires amending to properly disclose these items to retail investors. Whenever any information in the Form CRS becomes materially inaccurate, the Firm will update the Form CRS, disclose to retail investor clients the revisions made to the Form, and timely communicate any changes in the updated Form CRS as required by the rule. The CCO will also review the Form CRS to ensure specific requirements related to the five disclosure items, as well as formatting and presentation (i.e., easy to read, easy to access, disclosure of any changes) are in accord with the Instructions to Form CRS.

Amendments to Form CRS

After June 30, 2020, whenever any information in the Form CRS becomes materially inaccurate, Redwood will update the Form CRS and file an exhibit highlighting the changes or otherwise indicate revisions by marking the revised text or including a summary of material changes as an attachment to the Form CRS amendment. At a minimum, the Firm will update the Form CRS as part of the annual updating amendment.

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Redwood must update and file updates to the relationship summary: (1) within 30 days of any information becoming materially inaccurate, (2) must communicate these changes to retail investors within 60 days after updates are required to be made, and (3) create and enact a policy for highlighting recent changes for retail investors.

Upon amendment, any changes to the Form CRS will be communicated to retail investors who are existing clients or customers within 60 days after the updates are required to be made. As part of this communication, the Firm will update the Form CRS and file an exhibit highlighting the changes or otherwise indicate revisions by marking the revised text or including a summary of material changes as an attachment to the Form CRS amendment.

Delivery and Redelivery

In general, Redwood must deliver a Form CRS to each retail investor before or at the time the investment adviser enters into an investment advisory contract with the retail investor, even if agreement with the retail investor is oral. Redwood will also deliver the most recent relationship summary to a retail investor who is an existing client or customer before or at the time we provide the following advice or services to a client:

i.	Open a new account that is different from the retail investor’s existing account;
ii.	Recommend that the retail investor roll over assets from a retirement account into a new or existing account of investment; or
iii.	Recommend or provide a new brokerage or investment advisory service or investment that does not necessarily involve the opening of a new account and would not be held in an existing account.

Redwood must deliver a relationship summary to new retail investors before:

i.	Entering into a retail advisory contract with Redwood;
ii.	Redwood makes a recommendation to retail investor of an account type, a securities transaction, or an investment strategy;
iii.	Placing an order on behalf of retail investors; or
iv.	Opening a brokerage account for retail investor.

Recordkeeping

Redwood will maintain a record of delivery of the relationship summary.

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Policies and Procedures

POLICIES AND PROCEDURES

ADVERTISING, MARKETING, AND COMMUNICATIONS

Advertising

Law and Policy

The Firm, as a registered investment adviser, has a fiduciary duty to act in the best interests of its Clients. As part of this fiduciary duty, the Firm has an affirmative obligation of utmost good faith and full and fair disclosure of all material facts to Clients.

Advertisements - General. The Advisers Act, limits the form and content of “advertisements,” which are defined to include:

“any notice, circular, letter or other written communication, addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers any … investment advisory service with regard to securities.”

The Advisers Act antifraud provisions and the advertising rule generally prohibit any untrue statement of a material fact or material omission from advertisements. SEC rules expressly restrict use of the following in advertisements:

Testimonials. An advertisement cannot have any testimonials from present or former Clients.

Past Recommendations. The advertisement cannot refer, directly or indirectly, to any past specific recommendations. However, an advertisement may provide specific lists of securities or types of securities provided the list is based on non-performance based criteria (e.g., ten largest or smallest holdings).

Use of Chart, Graph, Formula or Other Device. An advertisement may not represent that any chart, graph, formula or other device can in and of itself be used to determine which securities to buy and sell or will assist a person in determining which securities to buy and sell without prominently disclosing the limitations thereof and the difficulties with respect to its use.

Claims of Free Service. An advertisement cannot contain any statement that any report, analysis or other service will be furnished entirely free unless it will be offered free without any condition or obligation.

Other Misrepresentations. Advertisements that misrepresent the Firm’s or an Employee’s expertise, academic credentials or years of experience are prohibited under this provision.

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Performance Data. The SEC has detailed rules regarding the use of a Client’s performance information. These rules are as follows:

“Net of Fees” Requirement. In general, performance results cannot be given unless they reflect a deduction of advisory fees, brokerage or other commissions and any other expenses the Client would have to pay. Performance shown must be net of fees. The fees deducted should be actual fees, not model fees.

Exceptions:

•	Custodian Fees - custodian fees paid to a bank or other entity for safekeeping Client funds need not be deducted.

•	One-On-One Presentations - a presentation made to one person (or a small group) that is either a wealthy individual, pension fund, university or other institution with sufficient assets in a private and confidential manner with an opportunity for Clients to discuss the type of fees they may pay is permitted if the adviser provides the following:

-	disclosure that results do not reflect the deduction of fees;
-	disclosure that returns will be reduced by advisory fees;
-	disclosure that advisory fees are described in Form ADV, Part 2; and
-	an example showing effect of compounded fees on portfolio value.

•	Presentation of Gross with Net Performance – The Firm may distribute an advertisement with both gross and net performance in equal prominence with sufficient disclosure of any factors necessary to make the figures comparable.

Model and Actual Results. There are certain advertising prohibitions pertaining to actual and model (for hypothetical or model portfolios not for an actual account) results. Some of the restrictions apply to model and actual results together, while others apply to either one separately.

i.	Model or Actual Results: Advertisements may not:

•	fail to disclose the effect of material market conditions on results;
•	fail to deduct advisory fees;
•	fail to disclose whether results include reinvestment of dividends;
•	suggest potential profits without disclosing possibility of loss;
•	compare results to an index without disclosing all material factors; or
•	fail to disclose any material conditions or strategies used to obtain performance.

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ii.	Model Results: The advertisement may not:

•	fail to disclose prominently the limits inherent in model results;
•	fail to disclose material changes in the strategies of the model during the period portrayed;
•	fail to disclose that some securities reflected in model do not relate to services currently offered, if applicable; or
•	fail to disclose that Clients actually had materially different results.

Backtested Performance. The practice of creating hypothetical performance results by retroactively applying the Firm’s management strategy to actual historical data is inherently misleading unless accompanied by a disclosure that the advertised results do not represent actual trading results.

Predecessor Performance. Before making any representation concerning prior performance by any portfolio manager, certain conditions as to continuity of management style and management authority over the portfolio must be satisfied.

Construction of Composites. The Firm may wish to construct a composite based only on the results of a particular strategy. If a composite includes fewer than all Clients, the Firm must disclose prominently that the results portrayed relate only to a select group of Clients, the basis on which the selection was made, and the effect of this practice on the results portrayed. Superior performance is not a legitimate basis for selection of accounts to participate in a composite. Performance shown in any composite must be net of fees. It is preferable to deduct actual fees paid by the accounts in the composite. If actual fees are not used, and a model fee is used, the model fee must be equal to the highest fee charged to any account employing that strategy during the performance period. This does not apply if the composite is being used to reflect pro forma hypothetical performance regarding a newly offered private fund, provided adequate disclosures are made and the pro forma adjustments include the fees and estimated expenses of the fund.

Comparisons to Indices; Third-Party Information. If the performance of an account or a composite of accounts is compared to an index, the index should be described. If there are material differences between the composition of the index and the composition of the composite, this must also be disclosed. When utilizing graphs, charts or any statistical or other information compiled by an independent outside source, that source must be credited and the date of the information is included.

Governmental Approvals. The Advisers Act prohibits any representation that the Firm has been sponsored, recommended or approved by the SEC or that the SEC or its staff has passed on the abilities or qualifications of the Firm. In this regard, SEC staff interpretations prohibit use of the initials “R.I.A.” (to suggest registered investment adviser) following any person’s name in any printed materials. The staff views this as being potentially misleading by suggesting some level of professional competence, education or special training when no such requirement is a prerequisite to becoming an R.I.A.

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Policies and Procedures

Investment Counsel. Firm advertising, including business cards, may not use the term “investment counsel,” unless the Firm’s principal business consists of acting as an investment adviser and a substantial part of its business consists of rendering “investment supervisory services” as disclosed in Form ADV. “Investment supervisory services” means the giving of continuous advice as to the investment of funds on the basis of the individual need of each Client.

Use of Firm Name. Any use of the Firm’s name in marketing materials or other communications disseminated by third parties, such as indexes, newsletters, websites, other private or public fund documents, or other forms of public or targeted communications could be considered advertising. Therefore, any use of the Firm’s name in these or similar capacities is subject to prior approval by the Chief Compliance Officer to confirm their accuracy. When possible, the Chief Compliance Officer should obtain an advance copy of how the Firm’s name may appear in any such publication.

GIPS Compliance. Advisers frequently represent that their performance results are presented in compliance with the Global Investment Performance Standards of the CFA Institute (“GIPS Standards”). While the SEC does not endorse or enforce GIPS Standards, an adviser’s inaccurate claim of GIPS compliance may constitute a false and misleading statement, which may violate the Advisers Act. The Firm more specifically addresses its compliance with GIPS in its GIPS policies and procedures. These policies and procedures are maintained in a separate document

Fraudulent Performance Claims. Other examples of potentially fraudulent performance claims include:

•	Creating distorted performance results by constructing composites that include only selected profitable accounts, or are for selected profitable periods;
•	Comparing the adviser’s performance to inappropriate indices (e.g., stating or implying that a dissimilar index is comparable to the adviser’s investment strategies);
•	Representing or implying that model or backtested performance is actual performance;
•	Failing to deduct the adviser’s fees from performance calculations, without disclosure;
•	Representing falsely the adviser’s total assets under management, credentials, or length of time in business; and
•	Incorporating a predecessor adviser’s performance into the adviser’s advertised performance returns if it is not comparable.

Procedures

Preparation of Advertising Materials. Materials that could be deemed advertising under the SEC definition, including materials to be used in one-on-one presentations to Clients, are prepared by the Partners, or their designates. Any Employee who has prepared materials for use in presentations to Clients or prospects should submit them to the Chief Compliance Officer, or his

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Policies and Procedures

designee, for review prior to distribution. Employees preparing marketing materials on behalf of Redwood must ensure that any data and/or industry information included in the material is adequately substantiated and sourced. Materials should be prepared in a consistent manner across all strategies and materials (e.g., consistent time periods for performance shown or chart intervals).

Approval Process. The Chief Compliance Officer has responsibility for review and approval of all advertisements and other marketing materials used with Clients and prospective Clients. It is his responsibility to ensure that all required disclosures are made, and that all information presented is accurate and not misleading, consistent with the Advisers Act and applicable no-action guidance. The Firm will maintain documentation of the Chief Compliance Officer’s approval, along with a final copy of the materials. Previously approved materials need not be submitted for review prior to reuse.

Retention of Advertising Materials. Advisers Act Rule 204-2(a)(11) requires that the Firm maintain a file containing a copy of each “notice, circular, advertisement, newspaper article, bulletin or other communication” that the Firm distributes to one or more persons It is the responsibility of the Partners to maintain such a file containing each advertisement actually used. All advertisements are filed indefinitely until the Chief Compliance Officer authorizes their destruction, but at a minimum 5 years. In addition, for any performance information or presentation in advertising materials, the person preparing such information must provide adequate documentation clearly supporting such claims and maintain such supporting documentation with any approved advertising material. Each approved marketing piece will be logged. The final and approved marketing piece will be saved to a file, along with a record of the date of the Chief Compliance Officer’s approval. The Chief Compliance Officer, or his designee, will maintain the marketing file.

Preparation and Presentation of Performance Data. When Redwood includes performance in marketing materials, the Firm will use its best efforts to ensure such information is current and accurate. “Current” shall mean, at a minimum, quarterly (unless in response to a specific request or the independent data sources is calculated at a set frequency).

Performance data is calculated in Redwood’s portfolio management system. The performance data is reviewed by the Operations Manager and the Chief Compliance Officer for accuracy prior to inclusion in Firm marketing materials and distribution to clients or prospects.

Preparation and Presentation of Representative Accounts. Generally, Redwood selects the representative account that has been in the strategy the longest and has the least amount of account restrictions. The representative account chosen will not change unless the account has changed or closed. In the event a representative account needs to be changed, the Managing Partners, CCO, and Marketing Director will choose a new account based on the criteria defined herein.

Records of Performance Information and Selection Criteria. The recordkeeping rule requires Advisers to keep all advertisements and any documentation necessary to form the basis for the performance information presented in the advertisement (if any). Redwood will keep supporting records for its performance advertising for five years from the end of the fiscal year in which the

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Policies and Procedures

advertisement was last published or otherwise disseminated. All documents necessary to form the basis for performance calculations will be kept for all years since an investment strategy or model’s inception.

Redwood includes discussions of certain portfolio securities in its marketing materials to illustrate the Firm’s investment process. The Firm documents the criteria used to select these securities, consistent with the following:

1.	If Redwood provides a partial list of recommendations to clients, (1) the securities selected will be based on objective, non-performance related criteria; (2) the selection process will be consistent across subsequent periods; (3) profits or losses attributable to any specific security listed are not discussed; and (4) Redwood will maintain supporting records.

2.	If Redwood discusses specific holdings that contributed most positively to a representative account’s performance, Redwood will: (1) display no fewer than five holdings that contributed most positively to a representative account’s performance and an equal number of holdings that contributed most negatively to the representative account’s performance;

(2) display such holdings in a chart format where the best and worst holdings are shown on the same page and with equal prominence and in close proximity to the performance data; and (3) disclose how to obtain the calculation methodology, and each holding’s contribution to the overall account’s performance.

Redwood will retain records of the criteria used to select the specific securities listed in each chart, a list showing the contribution of every holding in the representative account to the overall account’s performance during the measurement period, and supporting data necessary to demonstrate the calculation of the chart’s contribution analysis and to show the appropriateness of the holdings included in the chart.

Benchmarks. The Chief Compliance Officer will ensure that benchmark comparisons are similar to actual performance shown. The Chief Compliance Officer will also ensure that proper disclosures are included for benchmark comparisons. Disclosures should be consistent with applicable no-action guidance, including a description of the index and any material differences between the composition of the account and the composition of the index.

Website Maintenance. The Firm’s website, www.redwoodinv.com, is maintained by the Firm’s Managing Partners. No material may be posted to the website without the approval of the Chief Compliance Officer. The Chief Compliance Officer will review the Firm’s website periodically to determine whether it complies with advertising restrictions. The Chief Compliance Officer will ensure that the content of the website and any changes are archived as part of the Firm’s books and records.

E-Mail. E-mail communications to individual Clients generally are not subject to the approval procedures described above, unless they form communications that would be considered to be “advertisements.” Any such advertisements by email will be furnished by the sender to the Chief Compliance Officer and will be maintained by the Chief Compliance Officer consistent with the Firm’s recordkeeping policies in this Manual.

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Policies and Procedures

Solicitation Arrangements

Law and Policy

Client Referral and Solicitation Arrangements – Affiliated Solicitors. Fee payments by the Firm for Client referrals are subject to Rule 206(4)-3 under the Advisers Act. The rule requires that such payments be made pursuant to a written agreement between the Firm and the soliciting person, that the affiliation with the Firm be disclosed at the time of the solicitation, and that the solicitor not have been found to have violated securities or certain other laws.

Solicitation Arrangements – Unaffiliated Solicitors. Unaffiliated solicitors (i.e., non-Employees engaged contractually to solicit Clients for the Firm) must have entered into a written solicitation agreement with the Firm and provide Clients with a separate disclosure document that describes the terms of the arrangement, including any compensation that the solicitor will receive. Solicitors may not be subject to any statutory disqualifications. Solicitors also must deliver a copy of the Firm’s Form ADV, Part 2 at the time of solicitation. Clients must sign an acknowledgment of the receipt of such documents and disclosures.

All solicitation arrangements, including solicitation arrangements involving private funds, must be reviewed and approved by the Chief Compliance Officer.

ERISA Considerations. ERISA prohibits fiduciaries from engaging in transactions that may be viewed as resulting in conflicts of interest, including (1) dealing with the assets of a plan for the fiduciary’s own account; (2) acting on behalf of a party whose interests are adverse to those of the plan; and (3) receiving any consideration for the fiduciary’s own account from a third party in connection with a transaction involving plan assets. Client referral and solicitation arrangements that satisfy Rule 206(4)-3 under the Advisers Act may nevertheless violate ERISA if the person receiving payments is a fiduciary of an ERISA plan. In addition, the overall compensation received by the solicitor in connection with its provision of services to an ERISA plan must be reasonable.

Indirect Payments for Client Referrals. Any formal or informal arrangement with one or more brokers to direct brokerage for Client referrals may be subject to the solicitation rule. Payments for referrals involving third party vendors, Internet website links, newsletters or issuers also may be subject to the rule and related disclosures; contracts with such third parties may contain hidden referral fee compensation.

Procedures

Solicitation Arrangements. All referral fee arrangements must be reviewed and approved by the Chief Compliance Officer. Before approving any such arrangement, the Chief Compliance Officer will be responsible for monitoring that the Firm has performed a background check on the solicitor, the Firm has entered into a solicitation agreement, the Firm’s Form ADV properly describes the

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Firm’s use of and payments to solicitors, and Clients have received disclosure documents and returned the signed acknowledgement of receipt of those documents. No solicitor will receive payment without a disclosure statement signed by the Client on file.

The Chief Compliance Officer will periodically review the Firm’s solicitation arrangements to monitor solicitors’ compliance with the Firm’s agreement and all applicable laws and regulations, and that the solicitor is not subject to any statutory disqualification that would prevent or impair the solicitor ability to provide services to Redwood.

Redwood will maintain required books and records relating to its use of solicitors, including: all written agreements entered into by Redwood with any client; all written agreements entered into by Redwood and the solicitor; all written disclosure documents delivered to clients by solicitors; and all written acknowledgements from clients relating to the solicitor arrangement and the receipt of disclosure documents.

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Policies and Procedures

Communications with Media, Regulators and Clients

Law and Policy

Inappropriate disclosure of information or public statements can cause misunderstanding and uncertainty among our investors and prospective Employees and can damage the Firm’s reputation. This media policy applies to every Employee, whether full time, part time or temporary, and every independent consultant hired by the Firm.

Media Relations. We are not required to disclose information relating to our business to the press. Therefore, we have established and require strict adherence to the following policies for handling all media inquiries:

•	No Employee (other than our designated spokesperson) is authorized to comment to the press or media or appear in public in matters relating directly or indirectly to the Firm.
•	All media calls or queries must be referred immediately to the designated spokesperson who will discuss any matters of legal or compliance sensitivity with the Chief Compliance Officer.
•	Our policy is to speak with one voice to the media. Our spokespersons will be the Firm’s Managing Partners. From time to time, other persons may be designated to be spokespersons by management.
•	Any personal or family relationships with a member of the media should be made known to the Chief Compliance Officer. Members of the media are not invited as reporters to Firm events. This fact should be made clear to any ‘significant other’ that might be invited to a Firm event based on a personal relationship with an Employee.
•	No Employee may speak to the press or answer any unsolicited inquiry concerning any private fund advised by the Firm presently being offered (including in order to confirm information about the private fund). Any inquiries should be referred to the Managing Partners or to the Chief Compliance Officer.
•	An Employee who wishes to publish an article, paper or other publication, appear in public, speak on behalf of/or represent the Firm must receive prior written approval from the Chief Compliance Officer.

Regulatory Inquiries. All regulatory inquiries concerning the Firm are handled by the Chief Compliance Officer. Employees receiving such inquiries, whether by mail, telephone or personal visit, must refer them immediately to the Chief Compliance Officer. Under no circumstances should any documents or material be released without prior approval of the Chief Compliance Officer, nor should any Employee have substantive discussions with any regulatory personnel without prior consultation with the Chief Compliance Officer. This section does not prohibit an employee from communicating with a government official as protected by Rule 21F-17 (see Confidentiality for further details.)

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Policies and Procedures

Client Complaints. Any Employee receiving a complaint, whether oral or written, from any Client must promptly bring such complaint to the attention of the Chief Compliance Officer. Employees should not attempt to respond to or resolve any complaint by themselves. All responses to such complaints must be handled by the Chief Compliance Officer.

Procedures

The Chief Compliance Officer will review the content of any media publications and the discussion topics of any speaking engagements prior to their dissemination or presentation. The Chief Compliance Officer will respond to any inquiries and complaints and may consult with senior management and counsel. The Chief Compliance Officer will maintain records of any inquiries and complaints and accompanying responses.

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Policies and Procedures

POLICIES AND PROCEDURES

CONTRACTS AND ACCOUNT ADMINISTRATION

Content of Investment Advisory Agreements

Law and Policy

The Advisers Act minimally prescribes the content of investment advisory agreements, and does not even specify that such agreements be in writing. In accordance with industry practice, however, it is the policy of the Firm that all investment management agreements with Clients be in writing.

The Firm has developed standard investment management agreements to utilize with all Clients opening separate accounts. It is Firm policy that no account is to be opened nor Client funds accepted for management until the agreement appropriate to the type of Client and service to be provided has been signed and the Client’s investment objectives, restrictions, risk tolerances and/or asset allocation guidelines have been documented. For existing Clients, the Firm will annually review a client’s current investment management agreement for any changes in strategy, client needs, and any changes to the investment management agreement must be in writing.

Advisers Act Requirements. Section 205 of the Advisers Act requires that every contract between the Firm and a Client must treat the following issues:

•	Assignments. The contract must state that it cannot be assigned (as such term is interpreted under the Advisers Act) without the consent of the Client. This provision prevents transfers of advisory contracts to third parties who may not be acceptable to the Client. An “assignment” is deemed to occur not only when the Firm directly or indirectly transfers the Client’s contract, but generally upon the transfer of a controlling block (generally 25% or more) of the Firm’s outstanding voting securities. However, only those transactions that result in a change of actual control or management of the Firm are considered assignments.

•	Performance Fees. Except under circumstances defined in the law and the SEC’s performance fee rule, an advisory contract may not provide for performance-based fees. As an exception, the rule provides that “qualified clients,” those with $1,100,000 under the management of the Firm or $2.1 million in net worth, may enter into performance fee arrangements.

The foregoing are the only express requirements in the Advisers Act applicable with respect to the investment management agreements of the Firm. Through interpretation in enforcement actions and interpretive letters, however, the SEC and its staff have taken the following positions with respect to contract provisions, and these also should be incorporated into the Firm’s agreements.

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Policies and Procedures

•	Hedge Clauses. Any legend, hedge clause, or other contractual provision that is likely to lead a Client to believe it has waived any available right of action against the adviser may violate the Advisers Act antifraud provisions. Thus, while a statement of the standard of care the adviser will use in managing the account is desirable in the agreement, any clause limiting the adviser’s liability must make clear that the Client has rights under applicable federal and state securities laws. In addition, ERISA renders void any provision that purports to relieve a fiduciary from complying with ERISA’s fiduciary responsibility rules.

•	Fees/Excessive Fees. The SEC requires that an adviser, as a fiduciary, make full and fair disclosure to clients about the fees it charges. The SEC staff has taken the position that if an adviser charges fees that are substantially higher than those charged by other advisers, it must disclose this fact and also disclose that the client may obtain the services elsewhere at lower cost. Such disclosure is typically required for management fees greater than 3% of assets under management.

•	Prepaid Fees. If an adviser requires a Client to pre-pay advisory fees, the advisory agreement must provide for pro rata refund of fees in the event of early termination.

•	Cross and Agency Cross Transactions. If the adviser plans to execute cross or agency cross transactions, the advisory agreement should address and disclose conflicts of interest and obtain explicit Client consent, especially if an affiliated broker-dealer will be used. In addition, if the Client is subject to ERISA, agency cross transactions must satisfy the conditions of Prohibited Transaction Class Exemption 86-128.

•	Directed Brokerage Arrangements. If the Client directs the adviser to use a particular broker (as, for example, if a direction to utilize a prime broker is contained in the limited partnership, LLC or comparable agreement), the contract should contain an acknowledgment by the Client that this arrangement may impair the adviser’s ability to obtain the lowest commissions or to obtain best execution (through bunched orders or otherwise) in all cases. ERISA may not permit directed brokerage arrangements to the extent they impede the adviser’s ability to obtain best execution.

•	Delivery of Form ADV. The Advisers Act requires that an adviser deliver Form ADV, Part 2 to clients less than 48 hours prior to entering into an investment advisory agreement, or at the time of entering into the agreement, if the client then has the right to terminate the agreement within five business days without penalty. This language may be contained in the Firm’s investment management agreements.

Additional Requirements for Contracts with ERISA and Other Benefit Plan Clients. In addition to the provisions above, which are required in all Client contracts, the following are provisions that typically should be included in contracts with ERISA Clients:

•	Representation of ERISA Plan Status. The agreement should contain a representation that the Client is an employee benefit plan or other entity subject to ERISA.
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Policies and Procedures

•	Appointment as Investment Manager. The Firm should represent in the agreement that it is registered as an investment adviser, acknowledge that it is a fiduciary of the plan and represent that it is eligible to serve as investment manager of the assets placed under its management if properly appointed. If the Client is acting on behalf of an ERISA plan, the Client should represent that it is a “named fiduciary” with authority to appoint an investment manager.

•	Disclaimer for Unmanaged Assets. Unless the Firm manages all assets of the plan, the agreement should disclaim any responsibility of the Firm for assets not under its control or management and for diversification of the plan’s overall portfolio.

•	Bonding Requirement. Unless the Firm has its own fidelity bond, the agreement should include an acknowledgment that the Firm does not carry the bond required under Section 412 of ERISA and that the Client has covered the Firm on an agent’s rider to its own Section 412 bond.

•	Carveouts from Fiduciary Responsibility. If applicable, the agreement should state that the Firm is not a fiduciary and has no fiduciary authority with respect to any aspect of a transaction directed by the Client, such as directed brokerage arrangements or proxy voting instructions.

Note that these requirements are not intended to be exhaustive. Depending upon the circumstances, additional provisions may be required for ERISA compliance. These requirements would not apply with respect to the investment by an ERISA plan in a private fund that does not hold “plan assets.”

Individual Retirement Arrangements. In general, individual retirement accounts and individual retirement annuities are not subject to ERISA. However, they are subject to the prohibited transaction provisions of Section 4975 and other provisions of the Code that may limit the investments that they may make in a manner that may be similar (or different) from ERISA compliance.

During the transition period, which lasts until January 1, 2019, Advisers can rely on the Impartial Conduct Standards to comply with the DOL’s new Fiduciary Rule. The Impartial Conduct Standards require the Firm to: (1) give advice that is in the “best interest” of the retirement investor; (2) charge no more than reasonable compensation; and (3) make no misleading statements about investment transactions, compensation, and conflicts of interest.

When acting as a fiduciary under the DOL’s new rule, Redwood requires portfolio managers to maintain documentation in support of why a recommendation is in the best interest of the client. Redwood charges reasonably compensation for its investment advisory services and reasonableness of compensation is determined by evaluating the market pricing of the services, benefits and rights provided, as well as the surrounding circumstances, including the complexity and scope of services recommended. Redwood prohibits individuals acting on the Firm’s behalf from making statements to clients or prospective clients that could be deemed to be materially misleading.

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Policies and Procedures

Redwood will continue to monitor developments with respect to the Fiduciary Rule and will revise these policies and procedures accordingly.

Governmental Plans. Employee benefit plans maintained by state and local governments are not subject to ERISA. However, they may be subject to similar (or quite different) state law requirements that may impose additional conditions or restrictions on the plan’s investment activities. In addition, they may contractually require in their Client contract that the Firm be responsible for ERISA compliance as though ERISA applied to the plan.

Procedures

Client Relationships. Each Employee designated to a Client has responsibility for establishment of relationships with, and obtaining necessary information from that Client.

Determination of Service to be Provided. At the initiation of the Client relationship, the designated Employee will determine the nature of the service to be provided to the Client and ascertain the nature of the Client (individual, corporation, partnership, trust, employee benefit plan or other entity subject to ERISA).

Contracting Process. The designated Employee shall contact the Chief Compliance Officer to determine the appropriate contract and schedules for the type of Client and nature of service contemplated. The Employee will provide copies of all signed agreements to the Chief Compliance Officer.

Fees. The Chief Compliance Officer also shall be responsible for reviewing at least quarterly the fee calculations charged to Clients for consistency with fee disclosures in the applicable Client contract. Appropriate personnel will verify the fees for each Client on a quarterly basis.

Review. The Chief Compliance Officer will periodically review Redwood’s investment management agreements for consistency with other Firm disclosure documents (e.g. ADV, marketing materials). For existing Clients, the Firm will annually review a client’s current investment management agreement for any changes in strategy or client needs. Any changes to the investment management agreement must be in writing.

5-4	January 2022

Policies and Procedures

Documentation of Accounts and Account Opening

Law and Policy

The Firm may impose eligibility and quantitative account minimums for each Client. From a qualitative standpoint, it is Firm policy not to accept Clients who pose risk to the Firm’s reputation.

Suitability. The SEC has stated that suitability is implicit in the concept of fiduciary duty, and that a failure by an adviser to make suitable recommendations could be deemed a violation of the antifraud provisions of the Advisers Act. Thus, prior to providing investment advice (or engaging in discretionary trading for separate account Clients), the Firm must make reasonable inquiry into the Client’s investment objectives and investment experience (and for individual Clients, his or her financial situation) in order to reasonably determine that the investment advice or trade is suitable for the Client.

Account Documentation - Other Than Natural Persons. In addition to documentation provided to establish suitability, governing documents should be obtained from Clients that are other than natural persons. The primary reasons for such documentation are to establish the authority of the entity to enter into an investment management relationship, to ascertain any restrictions on investment by the entity and to establish the authority of the person signing the investment management agreement on behalf of the entity.

If an investor or Client is a corporation, the following should be obtained:

•	Certificate of Incorporation and By-Laws: These should be reviewed to ascertain whether there are any limitations on the ability of the corporation to conduct a particular kind of business or make a particular kind of investment.

•	In the discretion of the Chief Compliance Officer, corporate resolutions: a resolution certifying the authority of the signatory to the investment management agreement and, where applicable, a resolution authorizing the hiring of the Firm, should be obtained.

In the case of a trust, including a trust underlying a foundation, the following documents should be obtained:

•	A copy of the full trust document setting forth the investment powers of the trust and any limitations on investments, and the authority of the trustee to sign the investment management agreement.

•	Alternatively, in the discretion of the Chief Compliance Officer, a certificate of trust signed by the trustee certifying the accuracy and continued effectiveness of the trust document and, in the case of a foundation, the tax-exempt status of the entity. The sections of the trust instrument concerning appointment of the trustee and investment powers should be attached or otherwise obtained.
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Policies and Procedures

In the case of a partnership or limited liability company, the following documents should be obtained:

•	A copy of the full Partnership Agreement, Limited Liability Company Agreement or Operating Agreement showing the powers of the partnership or limited liability company and designating the general partner(s) or managing member(s).

•	In the discretion of the Chief Compliance Officer, a certificate from a general partner or managing member certifying the continued existence of the partnership or limited liability company and effectiveness of the Partnership Agreement or Limited Liability Company Agreement or Operating Agreement.

Before any direct ERISA Client account is activated, the Firm should receive from the plan a copy of the full plan documents. These documents should be reviewed to ascertain the following:

•	Whether they permit the appointment of an investment manager to manage the assets of the plan.

•	Whether they identify the named fiduciary of the plan.

•	Whether there are any guidelines for or restrictions on investments by the plan.

•	Whether proxy voting and share tendering responsibilities are delegated to the investment manager or expressly reserved to the plan’s trustees.

Account Activation. It is the policy of the Firm that accounts may be activated, and funds invested on behalf of Clients, only after the following actions have been taken:

•	The Client has been evaluated and deemed acceptable as a Client from both qualitative and quantitative standpoints.

•	The appropriate investment management agreement for the type of Client and the nature of service to be provided has been signed and returned to the Chief Compliance Officer.

•	Documentation describing the Client’s investment objectives, investment restrictions, risk tolerances and asset allocation guidelines, as applicable, has been approved in writing by the Client.

•	Any additional documentation required for corporate, partnership, trust and ERISA accounts has been received and reviewed.

•	Agreements with each applicable broker-dealer and qualified custodians have been executed and are in effect.
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Policies and Procedures

•	The Client (or investor) has passed Firm credit checks (if any), has received the Firm’s privacy policy and Form ADV, Part 2, and has received, signed and returned the solicitor’s disclosure statement if applicable.

Procedures

Account Documentation. The Managing Partners have the responsibility for gathering the documentation required for each new Client and filing it in the appropriate Client file.

Account Opening. For separately managed accounts, the Chief Compliance Officer shall confirm whether the Firm has obtained all necessary information and agreements from a new Client before the Firm renders any advice. The Chief Compliance Officer will review the Client data to confirm that the Client meets Firm quantitative eligibility and other qualitative standards and assess whether there are any special trading or other restrictions imposed on or by the Client.

5-7	January 2022

Policies and Procedures

Anti-Money Laundering

Law and Policy

The events of September 11, 2001 and the subsequent enactment of the USA PATRIOT Act resulted in new anti-money laundering (“AML”) compliance requirements for financial institutions and other financial intermediaries. While mutual funds and broker-dealers are expressly within the definition of “financial institution” in the law and thus subject to extensive regulation, investment advisers are not and have not yet been subjected to AML requirements other than currency transaction reporting requirements.

The U.S. Treasury has proposed to extend certain AML requirements to cover advisers. However, such requirements have not yet been adopted. If adopted as expected, the regulations will require advisers to put in place AML compliance programs that include the following:

•	Internal policies, procedures and controls;
•	A designated compliance officer;
•	An ongoing employee training program; and
•	An independent audit function to test the program.

Historically, money laundering generally has been considered to involve the channeling of proceeds of illegal activity into the stream of commerce and finance in order to disguise the nature, location, source, ownership or control of such proceeds. The USA PATRIOT Act also officially made illegal so-called “reverse” money laundering: the channeling of “clean” money through entities such as charitable organizations for the purpose of financing illegal activity, such as terrorism.

The process of money laundering is thought to occur in three stages. In the placement stage, cash is converted into monetary instruments, such as money orders and travelers’ checks, and may be deposited into accounts with financial institutions or other financial intermediaries. In the second stage, layering, money launderers may transfer funds to different accounts or institutions in an effort to obscure their origins. In the last stage, integration, laundered funds may be used to purchase goods or services in the legitimate economy or to fund further illegal activities.

Currency Transaction Reporting. U.S. Treasury regulations require anyone engaged in a trade or business to file a Currency Transaction Report (“CTR”) for each cash transaction greater than

$10,000. A CTR also is required if a customer during the same day has multiple cash transactions that, when combined, exceed $10,000. It is the policy of the Firm not to handle customer funds or securities and not to accept cash for management. Accordingly, the Firm does not anticipate filing CTRs.

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Policies and Procedures

OFAC/Boycott. Other applicable laws also restrict U.S. persons from doing any business with persons in or from certain countries, or with suspected terrorists or drug dealers published on lists issued by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”).

Redwood prohibits the use of the Firm’s facilities for money laundering or terrorist financing. Redwood monitors client activities and asks that its employees report to the Chief Compliance Officer the following potential red flags that may warrant further inquiry by the Firm (including referral to appropriate authorities):

•	Reluctance to provide information about identity, assets, business, etc.;
•	Activity inconsistent with Client’s business;
•	Frequent transfers, deposits or withdrawals of funds possibly to offshore or foreign entities in bank secrecy or money laundering havens;
•	Frequent deposits of cash, cashier’s checks, money orders, or wire transfers under $10,000 to avoid Cash Transaction reporting requirements;
•	Transactions that lack business or investment strategy;
•	Acting for an undisclosed principal; or
•	Inability to describe Client’s business.

Procedures

Designation of Compliance Officer. The Chief Compliance Officer has been designated as the compliance officer for anti-money laundering purposes. The Chief Compliance Officer is responsible for the Firm’s efforts to prevent, detect, and report the possibility of money laundering. The Chief Compliance Officer will monitor various regulatory requirements, including existing and proposed rules relating to anti-money laundering requirements and reporting.

Training. Comprehensive training on AML requirements is planned immediately following adoption by the Treasury Department of definitive regulations applicable to investment advisers. Unless regulatory developments dictate more frequent updates, Firm staff will be updated annually on AML regulatory changes and developments.

Client Identification and Verification. With respect to separately managed Client accounts, the Chief Compliance Officer checks the OFAC list to ascertain whether investors and Clients (and their principals) are posted there. The Chief Compliance Officer may rely on the AML screening by the custodian of the clients’ account as a substitute. Redwood’s completed client list will be periodically screened against OFAC’s SDN list.

5-9	January 2022

Policies and Procedures

Account Termination

Law and Policy

Under the Advisers Act, an investment advisory agreement must be terminable at will by the client, but may be subject to a period of reasonable notice in the investment advisory agreement. The Firm’s investment management agreements for separate account Clients provides that such agreement continues in effect until either party terminates it by giving to the other party written notice of termination within a specified period of time, and specifies the effective date of termination following such notice. Fees owed under the agreement are to be pro-rated to the date of termination. Upon termination, the Firm will settle open trades for the Client and thereafter will not have any further responsibility with respect to the Client, unless agreed to otherwise. The Employee responsible for the account should obtain explicit written instructions from the Client as to how to dispose of Client assets prior to and following termination, e.g., whether assets should be liquidated at termination or transferred. Where the Client is subject to ERISA, ERISA may limit the ability of the Firm to terminate the arrangement if the Client has not made alternative arrangements for the account assets.

Procedures

Termination. The Chief Compliance Officer has responsibility for coordinating termination of services to any managed account with respect to which the Firm receives a notice of termination from a Client, including confirming whether the Firm receives instruction from the Client as to the disposition of Client assets by liquidation or transfer. The Chief Compliance Officer will ensure that client accounts terminated during the review period are properly pro-rated any un-earned fees.

5-10	January 2022

Policies and Procedures

POLICIES AND PROCEDURES

PORTFOLIO MANAGEMENT

Adherence to Client Investment Objectives and Guidelines

Law and Policy

The Firm manages Client assets on a discretionary basis. As a fiduciary of our Clients, the Firm must formulate investment strategies on behalf of each separate account that is suitable.

As a discretionary manager, the Firm implements such strategies by making decisions as to which securities to buy and sell, when to buy and sell and in what amounts. Our discretion is both guided and circumscribed, however, by our separate account Clients’ investment objectives, any account restrictions and allocation guidelines, if any.

The SEC has brought numerous enforcement actions against investment advisers for failure to adhere to their clients’ stated investment objectives. The basis for these actions is that, by accepting client objectives and guidelines, an adviser represents that it will adhere to them. Managing the account contrary to such objectives, restrictions and guidelines in effect renders the representation false, in violation of the antifraud provisions in Section 206(1) and 206(2) of the Advisers Act.

It is the Firm’s policy to manage Client accounts in full accord with their objectives, restrictions and guidelines. While guidelines may sometimes be general in nature, the Firm and its Employees must exercise the utmost care to understand the Client’s objectives, manage Client expectations, and to assure that accounts are managed accordingly.

Each Client is assigned to one or more portfolio managers (or management teams, each headed by one or more portfolio managers), who have ultimate trading responsibility for such Client.

Procedures

The Firm has adopted the following procedures in an effort to ensure that investments for Clients are made in accordance with their respective investment objectives, restrictions and allocation guidelines:

•	Documentation regarding each Client’s investment objectives, restrictions and guidelines shall be reviewed by the portfolio manager or a member of the portfolio management team. Such documentation will generally be in the form of a schedule or exhibit accompanying the investment management agreement for managed accounts. The information is entered into the Firm’s portfolio monitoring system by a member of the operations team. The portfolio monitoring system includes any restrictions on the account and the amount of cash to be held in the account for fees and monthly distributions.
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Policies and Procedures

•	Each account’s portfolio is regularly monitored by the portfolio manager or a member of the portfolio management team.

•	Before any investment is added to the portfolio, the portfolio manager or a member of the portfolio management team will determine that it is within the investment parameters of the account.

•	A member of the operations team monitors and reconciles the cash and trades daily.

•	The portfolio manager or a member of the portfolio management team reviews at least annually the investment objectives, investment restrictions, risk tolerance and portfolio structure guidelines of the account.

•	Redwood will periodically review its application of Environmental, Social and Governance (“ESG”) screen criteria, the holdings in a portfolio that follow an ESG strategy and disclosures related to the application of the ESG screen.

•	The Chief Compliance Officer shall review accounts periodically for prohibited trading activity.

ERISA Considerations. This discussion is general in nature and is not intended as a comprehensive guide to compliance with ERISA’s complex prohibited transaction rules. In general, ERISA prohibits a broad range of transactions between a plan and a party in interest with respect to the plan. For this purpose, the term “party in interest” includes the plan sponsor (and certain of its affiliates), plan fiduciaries and service providers (and certain of their affiliates), among others. ERISA also prohibits a broad range of transactions that involve fiduciary “self-dealing” or in which the fiduciary is subject to a conflict of interest (e.g., where a fiduciary profits from, or has an interest in, a transaction involving a plan, or where a fiduciary (or one of its affiliates) is involved on two sides of the same transaction). The adverse consequences of having been found to have engaged in a technical prohibited transaction – even one that is beneficial to the plan – can be substantial. In general, “parties in interest” who engage in such transactions are subject to excise taxes in an amount up to 100% of the “amount involved” in the transaction until the transaction is “corrected” (in effect, rescinded). In addition, fiduciaries who cause the plan to engage in a prohibited transaction may be liable to restore to the plan any losses resulting from the prohibited transaction.

Because ERISA’s prohibited transaction provisions are so broad, Congress provided a series of statutory exemptions from ERISA’s prohibited transaction rules, and also authorized the Department of Labor to grant administrative exemptions on an individual or class basis.

QPAM Status. One of the most important administrative exemptions is the “QPAM exemption,” which exempts certain transactions entered into at the direction of a “qualified professional asset manager” with a party in interest who is unrelated to the manager. As a registered investment adviser, the Firm may qualify as a QPAM.

In order to be a QPAM, the Firm must acknowledge its fiduciary status in a written management agreement. In addition, as of the Firm’s most recent financial statements (which are prepared in

6-2	January 2022

Policies and Procedures

accordance with GAAP and within the preceding two years), the Firm must either have shareholders’ or partners’ equity in excess of $1,000,000 (or have a qualifying guarantee from an affiliate with such shareholders’ or partners’ equity); and as of the end of its most recent fiscal year, have at least $85,000,000 in total client assets under management.

The QPAM exemption will not apply to all types of transactions. The Firm cannot use the QPAM exemption with respect to any plan (or groups of plans which are sponsored by related companies) that accounts for more than 20% of the Firm’s client assets under management. Moreover, the QPAM exemption does not exempt self-dealing transactions. As a result, the QPAM exemption would not be available for transactions involving the Firm or affiliates of the Firm. Similarly, the QPAM exemption does not apply to certain categories of transactions, such as securities lending transactions and possibly also reverse repurchase transactions.

6-3	January 2022

Policies and Procedures

Allocation of Investment Opportunities and Trades

Law and Policy

The SEC has stated that an investment adviser’s fiduciary duty of loyalty requires that an adviser offer its clients investment opportunities before taking them for itself. This duty extends to Employees of the adviser. In the case of discretionary accounts, this means that investment opportunities must be implemented for separate account Clients before the Firm or any Employee may participate in them, unless the Firm’s doing so would have no adverse impact on Client interests.

It is the policy of the Firm that investment decisions are to be made consistent with the investment objectives, guidelines and restrictions of Clients and that trades are to be allocated fairly and equitably among accounts participating in each transaction, taking into consideration the objectives, restrictions, investment strategy, asset allocation and benchmarks of each Client.

To the extent that an allocation of securities of limited availability would in effect deprive a Client of an investment opportunity, it may be actionable under the antifraud provisions of Section 206 of the Advisers Act. The SEC has brought numerous cases against advisers and their principals for allocation practices that favored firm or employee accounts, accounts of related parties or certain Clients over others. Thus, in the case of a purchase in bulk of thinly traded bonds, or a block trade in equities of limited availability, or a sale of a security where the order cannot be fully completed, the Firm must allocate the securities on a pro-rata basis to all associated accounts., unless approved in advance by the Chief Compliance Officer.

The Firm and its Employees should avoid certain allocation practices that may defraud investors.

Procedures

Account Analysis. A determination of the needs of each Client account as to type of security, amount, quality and maturity, in light of the Client’s objectives, restrictions, current asset allocation in comparison to its target asset allocation, and other factors, including the market sectors in which assets are invested and cash available, shall be made initially by the portfolio team.

Investment Decisions. Investment decisions concerning the purchase or sale of specific securities shall be made daily by the portfolio team based on the opportunities presented by the marketplace as evaluated in light of the needs of the accounts under management, their capacity for investment and the guiding policy of fair and equitable allocation of investments. Research documentation is maintained to support the Firm’s investment decisions.

Participation in Investment Opportunities. It is the Firm’s goal to provide individualized treatment to each Client account, and portfolio managers are required to provide for such individualized treatment. Thus, given the differing investment objectives, asset allocations, investment parameters, benchmarks and other characteristics of various Client accounts, each account will not necessarily participate in each transaction in a security or instrument that might be considered within the range of permissible investments for that Client account.

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Policies and Procedures

Aggregation or Bunching of Orders. With respect to each investment opportunity presented, the portfolio manager shall decide whether it is in the interests of best execution to aggregate or bunch the orders of multiple accounts (including those of the Firm and Employees), and which and how many accounts shall participate in each transaction. If investments on behalf of multiple Clients are made, the amount sought for each Client is determined by the portfolio manager prior to entry of the order for the security expected, taking into consideration the following factors, among others:

•	Investment objectives and requirements.
•	Risk-management requirements.
•	Adherence to any limits as defined in the Client’s investment guidelines.
•	Amount of assets in each Client’s account.
•	Capital availability in each Client account for trades of the type under consideration.
•	Liquidity/availability of securities (typically there is sufficient liquidity and depth in the market).

It is expected that most orders for multiple accounts will be aggregated and participants in the transaction will receive an average price. Transaction costs are charged on an account-by-account basis.

Trade Rotation. Redwood’s client base requires that trading occurs at a variety of trading destinations (brokers, client executed, directed trades, model platforms, and undirected). The firm has implemented a weekly trading rotation that gives each of these trade destinations an opportunity to execute first for an entire week. Further details on Trading Rotation are found in a separate document titled “Redwood Trading Rotation Policy and Procedure.” Compliance with the Firm’s trade rotation is documented by a weekly checklist utilized by members of the trading team.

Allocation Documentation. For each such aggregated or bunched order, the portfolio manager shall create an allocation statement (or other evidence) before placement of the order showing the participating accounts and the amount of the security for each such account. All allocation statements shall be in written or electronic form and shall be maintained by the portfolio team, subject to review by the Chief Compliance Officer. Allocations may be made pursuant to a pre-determined allocation methodology, provided such methodology is evidenced prior to the entry of the orders.

Securities of Limited Availability. The Firm may, from time to time, invest in securities of limited availability, such as initial public offerings, certain debt securities or preferred stocks. If an investment opportunity presents itself that the portfolio team believes is both advantageous and limited in availability (and hence not fungible with other opportunities), the opportunity should be made available to all accounts for which the opportunity would represent a legitimate investment decision, in the discretion of the portfolio team. All transactions in such securities should be allocated, and settlement instructions with respect to transactions must be transmitted by the portfolio team before the end of the trading day.

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Policies and Procedures

Fungible Securities. In determining whether a particular security is of limited availability, the credit quality of debt securities that have the same credit rating, rate and maturity shall be deemed equivalent, and thus such securities (including repurchase agreements) of various issuers/counterparties will be deemed fungible with each other for purposes of Client investment decisions. Accordingly, there is no requirement that all Client accounts for which an investment in such securities is appropriate participate in any given transaction in such securities if the portfolio team reasonably believes that equivalent securities will be available to meet the needs of other Client accounts.

Partially Filled Orders. Although it is anticipated that most orders will generally be filled in full in a single trading day, sometimes they may not be. In the unusual circumstance in which an order for equity securities, including preferred stock, is only partially filled on the date of placement, all accounts that have been designated on the allocation statement to receive part of the order are generally allocated an interest in the transaction pro rata based upon the amounts determined to be sought for each account. In the case of partially filled orders in debt securities, because it is not practical to allocate pro rata and might in fact result in higher transaction costs to all participating accounts, the portfolio team allocates such orders on a rotational basis, with the goal of achieving equitable treatment of all accounts over the long term. In the above case for debt securities, Employees do not participate in such orders unless and until all Client needs are satisfied.

Modifications of Allocations. Allocations of securities may be modified after preparation of the allocation statement but prior to settlement for the following reasons:

•	Investment Guidelines: Trades may be reallocated if it is determined that an allocation would result in a violation of any account’s investment objectives or guidelines. In addition, trades may be reallocated to an account whose investment objectives limit its potential universe of available securities if other accounts could, consistent with their investment objectives and guidelines, obtain substantially the same investment result by participating in another available investment opportunity.

•	Special Circumstances: Trades may be reallocated in other circumstances with approval from the portfolio manager or the Chief Compliance Officer. If trades are allocated on a basis different from that specified in the allocation statement, the reason for any such difference must be explained in writing and approved by the portfolio manager or the Chief Compliance Officer.

All pre-settlement reallocations should be effected by canceling the trade and settlement instructions previously submitted and transmitting the revised trade and settlement instructions. Such cancellations and corrections should be described in a brief internal memorandum stating the reason for the reallocation and the person who ordered the reallocation and the approval obtained, which is to be maintained with the trade ticket.

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Policies and Procedures

Market Changes. An investment decision may be altered if market conditions or other phenomena intervene changing the risk-return profile of a trade while execution of the trade is in progress. Members of the portfolio management team must monitor prevailing conditions and inform portfolio managers immediately of any observations they make that might affect the continued viability of the investment decision.

Review and Monitoring. Trade summaries are reviewed periodically for compliance with these procedures by the Chief Compliance Officer, portfolio managers and/or designated members of the portfolio management team. Trades that do not appear to comply with these procedures will be reported to the Chief Compliance Officer, which will investigate the trade and record the results, including any corrective action taken, in a memorandum. Such memoranda shall be retained in a separate file for five years, the first two years in an easily accessible place. Periodically (but not less than quarterly), the Chief Compliance Officer will review all trades in which securities are allocated to Firm and Employee accounts specifically to ascertain that such accounts were not favored over other Client accounts in the allocation process. Records relating to ERISA plans may be required to be maintained for six years.

6-7	January 2022

Policies and Procedures

POLICIES AND PROCEDURES

TRADING

Order Entry

Law and Policy

The SEC has detailed recordkeeping requirements that are discussed in a separate section of this Manual. One of those requirements, Rule 204-2(a)(3) of the Advisers Act, dictates that memoranda of each order containing specified information be retained as a record of the adviser. In addition, the need to create information to demonstrate compliance with other duties related to portfolio management and trading, such as compliance with Client directions to use particular brokers and the requirement of fair and equitable allocations, dictates that orders are documented as set forth in the following procedures.

Procedures

Documentation of Orders. The portfolio manager or a designated member of the portfolio management team will be responsible to document each order, which must contain the information set forth below:

•	the terms and conditions of the order, stock ticker, the number of shares or dollar amount or percentage of portfolio purchased and sold,

•	the person who placed the order;

•	the participating account(s);

•	trade and settlement or cancellation dates;

The order may also contain the following:

•	the executing broker-dealer;

•	an indication whether the order is discretionary; and

•	notations of any modification or cancellation of the order.

Such orders and the information above will be stored in the Firm’s offices under the supervision of the Managing Partners.

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Policies and Procedures

Review and Monitoring. Trade tickets are reviewed periodically for compliance with these procedures by portfolio managers or a designated member of the portfolio management team. Trades that do not appear to comply with these procedures will be reported to the Chief Compliance Officer who will investigate the trade and record the results, including any corrective action taken, in a memorandum.

Trade Reviews. A designated member of the portfolio management team, with support from designated operational personnel, shall be responsible for performing trade orders and confirmation statement review and reconciling them to order entry on a daily basis.

Settlement. A designated member of the portfolio management team, with support from designated operational personnel, shall be responsible for the proper settlement of all Client transactions.

7-2	January 2022

Policies and Procedures

Best Execution

Law and Policy

As a fiduciary, the Firm has a general duty to obtain the best execution of Client transactions. The SEC has stated that this duty requires advisers such as the Firm to execute transactions in such a manner that the Clients’ total cost or proceeds is the most favorable under the circumstances.

Selection of Brokers. According to the SEC, investment advisers with authority to select brokers should consider the full range and quality of a broker’s services in placing brokerage. Trade price is often a more significant quantitative factor in best execution of a particular trade. In addition, the Firm should evaluate whether a broker can provide the best qualitative execution for Client accounts. The following factors, among others, should be taken into consideration: execution capability, commission rate, financial responsibility, reputation, responsiveness to the adviser, the value of research provided, and the ability to engage in block transactions with attendant volume discounts. Thus, the determinative factor should not be the lowest possible commission cost alone.

Periodic and Systematic Review. The SEC has further stated that money managers should periodically and systematically evaluate the execution performance of broker-dealers executing their transactions.

Directed Brokerage. Under certain circumstances, Clients may direct the Firm to use certain brokers. All such directed brokerage must be in writing from the Client. While this may relieve the Firm of certain best execution considerations, each directed brokerage arrangement must be evaluated as to whether the Firm has any discretion in the investment or order entry process that may still require a best execution analysis. In any letter or instruction directing the Firm to use one or more brokers, the letter must disclose, among other information, the conflicts of interest involved and the fact that the Client may give up benefits of better pricing or lower commission that might otherwise be available through participation in bunched orders. Directed brokerage arrangements involving ERISA “plan assets” must be to procure goods, services, or rebates for the benefit of the ERISA plan paying the commissions.

Order Bunching. The Firm as a matter of policy combines or bunches orders for execution. If orders are executed in a series of trades, rather than as a block, the trades generally are posted to Client accounts at the average price. Proprietary accounts of the Firm and its Employees may participate in such orders, as set forth in this Manual and in accordance with the policy and procedures on Allocation of Investment Opportunities and Trades above.

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Policies and Procedures

Procedures

Periodic and Systematic Review. The Firm has designated certain Employees to review on a periodic basis the quality of executions and the value of other services received from brokers. The Chief Compliance Officer will be responsible for documenting the results of such reviews and conveying information to portfolio managers and traders if there is any change to the Firm’s policies for directing brokerage orders.

Trade Settlement. The Managing Partners, with the assistance of the Trading and Operations, will ensure trades are processed timely and trade settlement is monitored.

Broker Review Committee. Redwood’s Managing Partners and Head Trader meet at least annually to review current broker relationships. Each relationship is reviewed with the same level of scrutiny that is required of a new relationship. The Committee also reviews the qualitative impact of fundamental research and access provided to Redwood’s investment process. The results of these reviews are documented by the Chief Compliance Officer, or his designee.

The Head Trader or Trading Assistant review a broker’s most recent Company Audit and Statement of Financial Condition. The broker is also cross referenced with FINRA’s “BrokerCheck” database. The database informs Redwood that the broker is appropriately registered as well as provides information regarding important disclosures or recent regulatory actions.

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Policies and Procedures

Inter-Account Trading

Law and Policy

In all Client transactions, the portfolio manager is responsible for ascertaining the optimal method for obtaining best execution. If it is appropriate to purchase a security on behalf of one account while selling on behalf of another, best execution may involve crossing the securities. However, many of the laws and regulations applicable to the Firm and its Clients impose direct prohibitions, or disclosure and/or consent requirements, on transactions between accounts. For purposes of this policy on inter-account trading, the following definitions generally apply:

•	a “principal trade” is a trade between a Client account and a proprietary account.

•	a “proprietary account” is one in which the Firm and/or any of its principals has an ownership interest, or a private fund in which the Firm and/or any of its principals in the aggregate own more than 25% of the outstanding interests.

•	a “cross trade” is a trade between two Client accounts.

The basic regulatory framework applicable to inter-account trades is established by the Advisers Act. Even if a principal trade or a cross trade would be permissible under that Act, however, it may be either prohibited or subject to procedural restrictions by additional laws or regulatory requirements applicable to the particular type of Client, as in the case of accounts of employee benefit plans subject to ERISA. The ERISA restrictions also apply to any private fund that is a “plan asset” fund. (See Marketing Private Fund Interests above.) Other regulatory schemes, including the Investment Company Act and state insurance laws, limit the extent to which other types of regulated accounts, such as registered investment companies and insurance company separate accounts, may participate in inter-account trades. These limitations are not discussed here as the Firm does not manage these types of accounts.

Principal Trades. Section 206(3) of the Advisers Act prohibits the Firm from knowingly effecting, as principal any purchase or sale of a security for a Client without disclosing to the Client the capacity in which the Firm is acting and obtaining the Client’s consent to the trade prior to settlement. The law does not permit prior or blanket consent, such as in a Client agreement.

Cross Trades. The SEC has stated that investment advisers such as the Firm have a fiduciary obligation that includes the duty to obtain best price and execution of Client transactions. If the Firm with full discretionary authority ordered the execution of cross trades on behalf of Clients in disregard of this duty, it would violate Section 206(2) of the Advisers Act which prohibits an adviser from engaging in any transaction, practice or course of business which operates as a fraud or deceit upon any Client. If no commissions are charged by the Firm (or an affiliate) to either Client, the disclosure and consent provisions do not apply, but the cross trades must still comply with the investment objectives of each Client.

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Policies and Procedures

Employee Benefit Plan Clients. If the Client is an employee benefit plan within the meaning of ERISA, a “plan asset” fund, an IRA or has elected to be treated as an ERISA Client, the account is also subject to the stricter requirements of ERISA (Governmental plans are not subject to ERISA but may ask to be treated as if they were subject to the fiduciary responsibility provisions of ERISA). An adviser generally may not effect principal or cross trades involving an ERISA Client unless an exemption is available for the transactions. If the Client is a public employee benefit plan which is not subject to ERISA, any state and local laws to which it is subject should be checked (as well as plan documents) to determine whether principal or cross trades involving the plan are prohibited or restricted. When any such account is opened, the Employee must ascertain the regulatory requirements to which the Client is subject and must obtain from the Chief Compliance Officer information concerning any applicable legal or regulatory restrictions on inter-account trades.

Redwood Policy. Although some principal trades and cross trades may be permissible under certain conditions, as a matter of policy The Firm prohibits such transactions.

Procedures

The Chief Compliance Officer shall periodically review transactions in opposite directions in the same security done through the same broker to determine that no indirect or apparent cross or principal trades were effected.

7-6	January 2022

Policies and Procedures

Trade Errors and Trade Modifications

Law and Policy

The SEC has stated that:

“an investment manager has an obligation to place orders correctly for its advised and non-advised accounts. Accordingly, if an investment manager makes an error while placing a trade for an account, then the investment manager, in order to comply with its obligation to its customer, must bear any costs of correcting such trade.”

Errors Subject to the Procedures. Errors may occur in either the investment decision-making or in the trading process. For purposes of this Manual, errors in both investment decision-making and trading are referred to as trade errors, which are defined to include:

•	purchases and sales of securities that the Firm knows or should have known were not legally authorized for a Client’s account;
•	purchases and sales of securities not authorized by the Client’s investment advisory contract or a private fund’s offering documents;
•	purchases or sales of a security different from the security on a portfolio manager’s order or in an amount different from that on a portfolio manager’s order and which in either case is inappropriate to implementation of the Client’s investment objectives;
•	failure to place a portfolio manager’s order to purchase/sell securities as intended.

Clerical mistakes that have an impact solely only on recordkeeping are not treated as trade errors.

It is the policy of the Firm that the utmost care is to be taken in making and implementing investment decisions on behalf of Client accounts. To the extent that any errors occur, they are to be corrected promptly, timely, and reported to the portfolio manager in charge of the account and the Chief Compliance Officer as set forth in the procedures below.

Broker Errors. The SEC has taken the position that it is inappropriate to compensate brokers with soft dollars (i.e., directed brokerage business) for absorbing trade errors. To the extent that a broker-dealer absorbs losses due to an error caused by the investment adviser, in the SEC’s view, the broker-dealer is providing a benefit to the investment adviser, and not to the Client for whose account the error was made or to any other Clients. Under the Advisers Act (which covers relationships with all Clients), the receipt by the Firm of such a benefit is not protected as a soft dollar service by Section 28(e) and could be deemed a violation of the antifraud provisions of Section 206, as well as the Firm’s fiduciary duty. The absorption of trade error losses by a broker-dealer is not appropriate, in that it relieves the Firm of the responsibility it would otherwise have to bear the cost of the error. It is the policy of the Firm that trade errors are not to be resolved through soft dollar or other reciprocal arrangements with broker-dealers. From time to time brokers may themselves make errors in committing to fulfill orders placed by the Firm on behalf of Client accounts. It is permissible to grant a broker’s request to cancel or modify a trade under the following circumstances:

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•	Good Faith Error. The portfolio manager must believe that the broker acted in good faith and made an honest mistake. The initials of the portfolio manager on any trade ticket (electronic or otherwise) evidencing cancellation or modification of the trade will be evidence of this belief. Any such cancellation or modification must be effected no later than the close of business on the next business day after the trade date.

•	No Loss to Client. There must be no actual loss or expense charged to the Client. If the broker is unable to deliver the security at the quoted price, the trade may be cancelled if there has been no adverse market movement which deprived the Client of other investment opportunities in the security. If the Firm did not take advantage of other investment opportunities in the same security, and if the market has moved adversely since the order was placed that the broker is seeking to reverse, the portfolio manager should request the broker to effect the trade at the next best price that could have been obtained for the Client by the Firm (as evidenced by records of other contemporaneous bids or offers, as applicable) at the time the initial order was placed. Any resulting loss should be absorbed by the broker.

•	No Reciprocal Arrangements. There must be no reciprocal arrangement with the broker with respect to the trade in question or other trades.

•	Records to be Kept. Adequate records of the trade and its cancellation or modification, indicating “broker error” as the reason for such cancellation or modification, must be made by the portfolio manager and kept by the Chief Compliance Officer to permit review of the decisions taken and the reason thereof.

Procedures

The following procedures have been adopted for handling trade errors:

Discovery of Errors. Trade errors must be corrected as soon after discovery as reasonably practical, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question. The portfolio manager who places the trade is responsible for confirming its accurate execution. In addition, the portfolio manager or a member of the portfolio management team (including the traders) will review trade reports daily and call to the attention of the appropriate portfolio manager and/or the Chief Compliance Officer any trades that appear to be erroneous.

Immediate Post-Trade Correction. In the case of a potential trade error that is discovered after execution of the trade, the portfolio manager may avert the error by reallocating the trade to other Clients, provided that the trade represents a legitimate investment decision for such Clients. The portfolio manager may also reallocate the trade to the Firm’s own account provided that no clients are adversely affected (i.e. lost opportunity to own or sell the affected securities.) Any such reallocation must be effected in accordance with the Firm’s Policy and Procedures for Allocation of Investment Opportunities and Trades above, and shall not be treated as a trade error under this policy.

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Policies and Procedures

Post-Settlement Correction. A trade error that is discovered after settlement may be corrected in the following ways:

•	Generally, the transaction or transactions necessary to correct the error should be effected in the market. Any error by an Employee is a Firm error. Any losses suffered by the Client as a result of a trade error caused by an Employee are to be reimbursed by the Firm. Any gains realized by a Client account as a result of a trade error caused by the Firm are to remain in the Client’s account. Netting of gains and losses between Clients or in the case of multiple trade errors resulting from more than one investment decision for the same Client is not permissible. Netting of gains and losses is permitted only in the circumstance in which more than one transaction must be effected to correct one or more trade errors made as a result of a single investment decision. Any netting of gains and losses must be approved by the Chief Compliance Officer.

•	Alternatively, the transaction or transactions may be effected with another account (either a proprietary account, proprietary error account or another Client account) if the following conditions are met: (i) the trade would represent a legitimate investment decision for that account; (ii) the trade can be done without loss to the transferee account (if it is a Client account); (iii) the trade is permissible under the Firm’s Policy and Procedures on Inter-Account Trading above; and (iv) the trade is approved by the Chief Compliance Officer.

Reporting of Errors to Clients Trade errors involving a material breach of a Client’s investment policies or restrictions, or restrictions on investment and trading imposed by the law governing the account (including regulations promulgated under such law and, in the case of ERISA Clients, their plan documents) should be reported to the Client. The disclosure required under this paragraph may be included as part of the next routine periodic report sent to the Client, unless the Client specifically directs otherwise. Trade errors other than those involving investment policies or restrictions may be reportable to the Client, on a case-by-case basis, at the discretion of the Chief Compliance Officer or portfolio manager.

Cancellations and Corrections. Any trade ticket that is altered for the purpose of correcting a trade error by changing the trade date or time, the amount purchased or sold, the name of the security or the Client account must be initialed by the supervising portfolio manager at the end of the trading day. All modifications or cancellations to an order after a trade ticket has been prepared must be noted on the trade sheet (or an attachment), together with the reason therefor.

Trade Error Record. The Chief Compliance Officer must be informed of all trade errors without regard to the dollar amount (including errors discovered and corrected pre-settlement). The Chief Compliance Officer will maintain a record of all trade errors and the action taken to correct them. Such record should include the name of the Client, the amount involved, the name of the security involved, the action taken to correct the error and such other information as may be appropriate under the circumstances.

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Policies and Procedures

POLICIES AND PROCEDURES

REGULATORY REPORTING

Law and Policy

Beneficial Ownership Reports. Section 13(d) of the Exchange Act requires any person, or group of persons acting in concert, who acquire beneficial ownership of more than 5% of a class of an issuer’s equity securities to file a Schedule 13D with the SEC, each national securities exchange on which the securities are listed and the issuer within 10 days of exceeding the 5% ownership level.

The purpose of Section 13(d) is to alert the marketplace to shifts in ownership that may signal a change in control of a public company. For purposes of Section 13(d), an equity security is defined to include (i) any equity security registered under Section 12 of the Exchange Act (this includes all public listed companies and certain others with more than 500 shareholders), (ii) any equity security of certain insurance companies, and (iii) any equity security issued by a registered closed-end investment company. Schedule 13D must be amended promptly upon the occurrence of any material change, including the purchase or sale of 1% of the class of securities.

Certain institutional investors, including investment advisers, who have acquired equity securities in the ordinary course of business and not with the purpose or effect of changing or influencing control of the issuer may file a short form report of beneficial ownership on Schedule 13G. This report must be filed within 45 days after the end of the calendar year in which the adviser becomes the beneficial owner of more than 5% of the issuer’s equity securities, within 10 days after the close of any month in which the adviser becomes the beneficial owner of more than 10% of a class of equity securities, or within 10 days after the end of any month in which the adviser’s beneficial ownership increases or decreases by 5% or more of the outstanding securities in the class. The adviser must amend its Schedule 13G annually to reflect changes in the information therein.

As a matter of policy, the Firm does not invest on behalf of Clients with the intention of affecting control of issuers. The acquisition of more than 5% of the equity securities of an issuer by the Firm for its Clients would be rare, and would occur only in the ordinary course of business as an adviser and not with the purpose of effecting control of the issuer. Accordingly, the Firm does not anticipate the filing of any Schedule 13Ds, and anticipates rarely, if ever, filing Schedule 13Gs.

Institutional Investment Manager Reports. For each quarter in which the Firm exercises investment discretion with respect to $100 million or more in securities subject to Section 13(f) of the Exchange Act, the Firm files a Form 13F with the SEC. Form 13F securities are generally equities and traded on a national securities exchange or quoted on Nasdaq (“Section 13(f) Securities”) and some convertible debt securities. The obligation to file a Form 13F arises at the end of the first calendar year in which the Firm exercises discretion over Section 13(f) Securities with a market value of at least $100 million as determined at the end of any month during the preceding year and will continue as long as the Firm continues to have such discretion.

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Policies and Procedures

Procedures

Responsibility. The Chief Compliance Officer is responsible for monitoring compliance with and making any of the regulatory filings described in this section with the SEC in a timely manner. All filings with the SEC described in this section must be filed electronically using the SEC’s EDGAR electronic filing system.

Schedule 13D and 13G. The Chief Compliance Officer will monitor the Firm’s trading to determine whether any Schedule 13D or 13G filing is required and will prepare any required Schedule 13D or 13G filings. The Firm does not anticipate the filing of any Schedule 13Ds, and anticipates rarely, if ever, filing any Schedule 13Gs.

Form 13F. The Chief Compliance Officer monitors the Firm’s holdings each quarter to determine whether a Form 13F filing is required. The Chief Compliance Officer will prepare Form 13F filings. In preparing the filing, the Chief Compliance Officer will determine which of the securities over which the Firm has discretion are Section 13(f) Securities by consulting the SEC’s Official List of Section 13(f) Securities (and any updates thereto since the previous publication of the full list). The market values of such securities at the close of business on the last trading day of the quarter for which the Form 13F is prepared are determined in accordance with the Firm’s valuation policy. All Section 13(f) Securities over which the Firm has investment discretion are reported on Form 13F, unless it is determined by the Chief Compliance Officer that certain smaller positions shall not be included. For these purposes, any position that both is fewer than 1,000 shares and less than $20,000 in market value may be omitted. In addition, any positions with respect to which the Firm does not exercise investment discretion may be omitted. This includes, for example, any securities held in a Client’s account, but which the Client has directed may not be sold.

Filing Procedures. The Chief Compliance Officer will file Form 13F through the SEC’s EDGAR electronic filing system within 45 days after the end of the calendar quarter for which the filing is made. The Firm does not anticipate the filing of any Schedule 13Ds, and anticipates rarely, if ever, filing any Schedule 13Gs. If required, the Chief Compliance Officer will file Schedule 13G through the SEC’s EDGAR electronic filing system within 45 days after the end of the calendar year in which the Firm becomes the beneficial owner of more than 5% of the issuer’s equity securities, within 10 days after the close of any month in which the Firm becomes the beneficial owner of more than 10% of a class of equity securities, and within 10 days after the end of any month in which the Firm’s beneficial ownership increases or decreases by 5% or more of the outstanding securities in the class.

SEC Form 13F Guidance. The Chief Compliance Officer will seek to resolve any technical questions concerning the Firm’s Form 13F filings in accordance with the SEC’s web site, www.sec.gov.

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Policies and Procedures

POLICIES AND PROCEDURES

RECORDKEEPING

Law and Policy

It is the policy of the Firm to comply fully with the detailed requirements under the Advisers Act for the preparation and retention of records related to its advisory business. In addition, it is Firm policy to prepare and retain other records that facilitate the conduct of its advisory business or the demonstration of compliance with best industry practices.

Legal Requirements. Section 204 and Rule 204-2 under the Advisers Act impose various requirements on the Firm for the creation and maintenance of records. The charts below set forth brief descriptions of the records that must be kept and the periods of time for which they must be kept, as mandated by these provisions. The source of the legal requirement for creation and maintenance of the records is indicated in brackets after the description of each record. In some cases, best practices in the industry are the source of the requirement.

Time Periods for Record Retention. Generally, records related to the Firm’s business must be maintained and preserved in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record or during which the Firm last published or otherwise disseminated the regulated information. During the first two years, such records are to be maintained in an office of the Firm. Certain of the Firm’s own corporate documents must be maintained at the principal office of the Firm and preserved until at least three years after dissolution of the Firm. If the Firm advises a private fund that holds “plan assets,” the Firm may file an audited financial report for the fund with the Department of Labor. In that event, the Firm must retain records sufficient to permit verification of the accuracy of each filing for at least six years after the filing date. In addition, in some cases the Firm may be contractually required to retain records related to other ERISA reporting requirements. If the Firm relies on one or more administrative class exemptions from ERISA’s prohibited transaction rules, such exemptions often require the person relying on the exemption to maintain records sufficient to demonstrate compliance for a period of six years from the date of the transaction. Governmental plans may also be subject to special rules imposed under state or local law.

Electronic Records. If records are stored electronically so that the Firm has immediate access to a record on a computer located in its own office, then the record is deemed to be maintained “at an appropriate office of the adviser.” If records are stored electronically or on film:

•	The records must be arranged and indexed so as to permit the prompt location of any particular records;

•	Printouts of records or copies of the computer tape or disk must be available to SEC examiners upon request;
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Policies and Procedures

•	A duplicate of the computer storage medium must be stored separately from the original; and

•	Procedures for the maintenance and preservation of and access to records must be implemented to safeguard the records from loss, alteration or destruction.

E-mail Monitoring/Retention. As noted, all e-mail is required to be monitored and retained. The Firm will retain all incoming and outgoing e-mail of its Employees that contain required records, as set forth below, but may screen and regularly delete e-mails that do not contain such records (e.g., spam or personal e-mails). Records in e-mail form are stored in the Firm’s computer systems as well as a designated third party vendor, which are capable of segregating them according to sender, recipient and other search data; searching e-mail data according to certain key words and providing access to attachments.

Recordkeeping Requirements. Rule 17j of the Investment Company Act of 1940 requires investment advisers to registered investment companies to maintain records related to its Code of Ethics. The Chief Compliance Officer will ensure the Firm maintains these records, as prescribed by the rule (included below).

(1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this section, and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

(A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

(B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

(D) A record of all persons, currently or within the past five years, who are or were required to make reports of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

(E) A copy of each report required by this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities of IPOS and Limited Offerings, for at least five years after the end of the fiscal year in which the approval is granted.

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Policies and Procedures

(3)	Regulators will be provided promptly with any relevant records they require.

Procedures

The chart below sets forth records required to be maintained under the federal securities laws, the required retention periods and the Employees at the Firm responsible for creating and maintaining the records. The retention period of five years runs from the end of the fiscal year in which the record last had an entry made, or was last used. References to “Department” below do not necessarily refer to a formally designated department.

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records
1. Corporate books and records. [Advisers Act Rule 204-2(e)(2)] a. Partnership Articles b. Articles of Organization c. By-Laws – if any d. Minute Book – if any	Life of entity + 3 years	Managing Partners	CFO
2. Organizational chart, personnel directory and description of the functions and duties of each department and staff. [Best Practices]	5 years	Managing Partners	Managing Partners

3.     Written policies and procedures, including

 a.   Compliance Policies and Procedures under Rule 206(4)-7

 b.   Previously in effect insider trading policies and procedures

 c.   Previously in effect privacy policies and procedures

 d.   Previously in effect proxy voting policies and procedures. [Best Practices and Advisers Act Rule 206(4)-7].

	5 years	CCO	CCO
4. Records of personal securities transactions in which the Firm or its Employees (including Access Persons) have direct or indirect	5 years	CCO	CCO

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records

beneficial ownership or interest. [(Advisers Act Rule 204A-1]

a.   initial and annual holdings reports and quarterly transaction reports;

b.   a record of the names of persons who are or were in the past five years Access Persons of the Firm;

c.   records of any decisions to approve the acquisition by an Access Person of any shares in an initial public offering or a limited offering.

5. Documents evidencing registration status of the Firm with the SEC. [Best Practices]	Life of entity + 3 years	CCO	CCO
6. Form ADV, and any amendments to Form ADV, as filed with the SEC and the IARD. [Advisers Act Rule 204-2(a)(14)]	Life of entity + 3 years	CCO	CCO
7. Notices or other communications made to states, as applicable. [Best Practices]	Life of entity + 3 years	CCO	CCO
8. Copy of each composite Part II of Form ADV (or separate disclosure document or brochure) delivered to Clients and prospective Clients or offered to be delivered to Clients, record of the dates on which it was offered to Clients, copies of all requests sent by Clients to receive Part II of Form ADV, and records of transmittal to those Clients who requested it. [Advisers Act Rule 204-2(a)(14)]	5 years	CCO	CCO

9.      Copies of contracts and related documents.

a.   Investment management agreements.

b.   Any other documents reflecting the granting to the Firm power of attorney or discretionary authority. [Advisers Act Rule 204-2(a)(9)]

c.   Solicitation Agreements. [Advisers Act Rule 206(4)-3]

	5 years	Managing Partners	CCO

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records
d. Any other contracts relating to the business of the Firm. [Advisers Act Rule 204-2(a)(10)]
10. Copies of all notices, circulars, advertisements, newspaper articles, investment letters, bulletins or other communications circulated to ten or more persons and supporting documentation for recommendations therein for the purchase or sale of specific securities. [Advisers Act Rule 204-2(a)(11)]	5 years	Managing Partners	Managing Partners
11. All accounts, books, internal working papers, and any other records or documents that are necessary to demonstrate the calculation of any performance or rate of return figures presented in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes to ten or more persons. [Advisers Act Rule 204-2(a)(16)]	5 years from the end of the fiscal year during which the information was last published	Managing Partners	CFO

12.   Documents relating to third-party solicitors.

a.   Cash solicitation agreement with third-party solicitors.

b.   Disclosure statements of third-party solicitors.

c.   Written acknowledgments of receipt obtained from Clients.

d.   List of third-party solicitors with whom the Firm has contracted.

e.   List of accounts obtained by each third-party solicitor. [Advisers Act Rule 204-2(a)(15)]

	5 years	Managing Partners	Managing Partners

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records

13.    Financial books and records.

a.   Cash receipts and disbursements journal. [Advisers Act Rule 204-2(a)(1)]

b.   General and auxiliary ledgers. [Advisers Act Rule 204-2(a)(2)]

c.   Check books, bank statements, cancelled checks and cash reconciliations. [Advisers Act Rule 204-2(a)(4)]

d.   All bills or statements relating to the Firm’s business as an investment adviser. [Advisers Act Rule 204-2(a)(5)]

e.   All trial balances, financial statements, and internal audit workpapers relating to the business of the Firm. [Advisers Act Rule 204-2(a)(6)]

f.    List of and documentation of loans to the Firm, including loans from Clients (if any), indicating the terms, amounts, dates of such loans and current balance. [Advisers Act Rule 206(4)-4 and Best Practices]

	5 years	CFO	CFO

14.    Portfolio management and trading records, including:

a.   Memoranda of each order given by the Firm for the purchase or sale of any security, or any instruction received by the Firm from Clients concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction (I.e. trade ticket). Such memoranda should indicate (1) the terms and conditions of the order, instruction, modification or cancellation;

(2) the portfolio manager who recommended the transaction; (3) the person who placed such order; (4) the account for which the order was placed;

(5) the date of entry; (6) the bank or

	5 years	Managing Partners	Managing Partners

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records
broker-dealer through which the order was entered and executed; and (7) whether the order was entered pursuant to discretionary authority. [Advisers Act Rule 204-2(a)(3)]
b. Originals of all written communications received and copies of all written communications sent by the Firm relating to (1) any recommendation made or proposed to be made and any advice given or proposed to be given; (2) any receipt, disbursement or delivery of funds or securities; or (3) the placing or execution of any order to purchase or sell any security such as custodian statements, confirmations, statements sent to Clients and Client correspondence. [Advisers Act Rule 204-2(a)(7)]	5 years	Managing Partners	Managing Partners
c. Records showing separately for each Client the securities purchased and sold, and the date, amount and price of each such purchase and sale. [Advisers Act Rule 204-2(c)(1)]	5 years	Managing Partners	Managing Partners
d. For each security in which a Client holds a position, a securities cross-reference report showing the Client names and the number of shares they hold in such security. [Advisers Act Rule 204-2(c)(2)]	5 years	Managing Partners	Managing Partners
15. List or other record of all accounts in which the Firm is vested with any discretionary power with respect to the funds, securities or transactions of any Client. [Advisers Act Rule 204-2(a)(8)]	5 years	Managing Partners	Managing Partners
16. File of Client complaints. [Best Practices]	5 years	CCO	CCO

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records

17.    Records in connection with custody or possession of Client funds or securities, as applicable, including: [Advisers Act Rule 204-2(b)]

a.   Copies of custody agreements.

b.   List of all custodians and depositories to be used for Clients’ funds and securities, if applicable.

c.   Records reflecting all purchases, sales, receipts and deliveries of securities and all debits and credits to such accounts.

d.   Separate ledger account for each Client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits.

e.   Copies of confirmations of all transactions effected by or for such Clients.

f.    Record for each security in which any Client may have a position reflecting the name of the Client, the amount of his interest and the location of the security.

	5 years	Managing Partners	Managing Partners
18. Copies of Exchange Act Ownership Reports. a. Schedules 13F, 13G and 13D.	Life of entity + 3 years	CCO	CCO
19. A copy of each annual privacy notice delivered to Clients and a record of the date on which it was delivered. [Regulation SP]	5 years	CCO	CCO

20.    Documents related to the maintenance and implementation of compliance policies and procedures in this Manual, including:

a.   A copy of the Firm’s policies and procedures, and

b.   Any records documenting the Firm’s annual review of those policies and procedures. [Advisers Act Rules 206(4)-7 and 204-2(a)(17)]

	5 years	CCO	CCO

9-8	January 2022

Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records

21.    Documents related to the maintenance and implementation of a Code of Ethics, including:

a.   A copy of the Firm’s Code that is in effect, or at any time within the past five years was in effect;

b.   A record of any violation of the Code, and of any action taken as a result of the violation; and

c.   A record of all written acknowledgments of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person of the Firm. [Advisers Act Rule 204-2(a)(12)]

	5 years	CCO	CCO

22.    Records related to proxy voting, including:

a.   Copies of proxy voting policies and procedures;

b.   Copies or records of each proxy statement received with respect to the securities of Clients for whom the Firm exercises voting authority (the Firm may rely on EDGAR as repository of proxy statement filed there);

c.   A record of each vote cast;

d.   Records pertaining to the Firm’s decision on the vote;

e.   A record of each written Client request for proxy voting information; and

f.    Copies of all written responses by the Firm to written or oral Client requests for proxy voting information. [Advisers Act]

	5 years	CCO	CCO
23. Compliance records under this Manual, including, for example:	5 years	CCO	CCO

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records
a. Memoranda, if any, of investigations of potential insider trading; and b. Memoranda, if any, of investment opportunities, IPOs or private placements for which approval sought under Code of Ethics.

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Policies and Procedures

POLICIES AND PROCEDURES

ADMINISTRATION

Supervisory Structure and Organization Chart

Law and Policy

Under the Advisers Act, it is incumbent upon advisers to adopt and maintain a system of procedures and supervision to detect and prevent violations of the federal securities laws. Such a system, if reasonably designed and implemented, should protect the Firm, its principals and other Employee supervisors against regulatory action if an Employee commits a violation of the securities laws or regulations. The Advisers Act contains a general duty to supervise activities of the Firm and its Employees, and may, under certain circumstances, provide a defense to the Firm and to supervisors against charges of inadequate supervision, provided: 1) the Firm adopts and enforces compliance systems and procedures reasonably designed to detect violations, and 2) persons responsible reasonably discharge their duties under those procedures.

The Managing Partners shall have overall responsibility for assigning supervisory responsibility. If any designated supervisor identifies any issue or problem, such supervisor promptly should bring such matter to the attention of the Chief Compliance Officer or the Managing Partners.

Procedures

The Firm is governed by the Managing Partners. Day to day management of the Firm is vested in the Managing Partners. Attached as Appendix 6 is an internal organizational chart of the Firm. The Firm allocates responsibilities for various compliance and supervisory duties and assigns responsibility to designated supervisors, or their designees, to review Employee activities under their supervision on a regular and periodic basis. The Chief Compliance Officer is responsible for overseeing Firm and employee compliance with the policies and procedures (outlined in this document and elsewhere) intended to help the Firm comply with the Advisers Act and other applicable federal securities laws.

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Policies and Procedures

Employees

Law and Policy

New Employees. The Firm will not knowingly hire or become associated with any person who may be ineligible to be associated with a registered investment adviser or to manage ERISA Client accounts (e.g., by reason of Section 411 of ERISA or Prohibited Transaction Class Exemption 84-14). Such persons would include, for example, those convicted of certain criminal violations or those enjoined from employment in the securities industry. With any prospective Employee, the Firm will seek background information from the applicant and other materials as are appropriate under the circumstances. In addition to this Manual, all Employees are subject to any additional employee policies and procedures adopted by the Firm.

Adviser Representative. As noted above, Employees acting as investment adviser representatives shall be licensed in any state where required.

Dual Employment. Any Employee working for another entity or engaged in an outside business activity shall obtain prior approval from the Chief Compliance Officer.

Duty to Update. All Employees are required to notify the appropriate human resources personnel of any changes in their personal information at least annually and more frequently depending on the change (e.g., changes in address require prompt notification, new outside business activities). Each Employee is obligated to notify the Chief Compliance Officer promptly if there is any change in the Employee’s disciplinary, qualification, licensing or other employment status.

Procedures

New Employees – Disqualification. Human resources personnel are responsible for conducting background checks to confirm that any prospective Employee is not subject to any disqualification, including, as applicable, checks of the central registration depository and administrative proceedings or other enforcement actions reported on the SEC and NASD websites.

New Employees – Initial Holdings. The Chief Compliance Officer will ensure that new employees have submitted all personal security holdings and certify to their understanding of the Firm’s policies and procedures, including the Code of Ethics, within 10 days of beginning employment.

Regulatory Status. Consistent with the Firm’s policies for registration and disclosures, the Chief Compliance Officer shall be responsible for monitoring the registration status and licensing of each Employee, as required.

10-2	January 2022

Policies and Procedures

Custody

Law and Policy

Investment advisers with custody or possession of client funds or securities are subject to the requirements of Rule 206(4)-2 under the Advisers Act. That rule requires, among other things, that:

•	Firm Client funds and securities be maintained by a “qualified custodian” in a separate account for each Client under that Client’s name or in accounts that contain only Clients’ funds and securities, under the Firm’s name as agent or trustee for the Clients;

•	the Firm give Clients notice in writing of the name and address of the qualified custodian(s) used and the manner in which the assets are maintained, promptly upon the opening of the account and following any change in the information;

•	the Firm has a reasonable belief, after due inquiry, that the custodian is providing Clients with a quarterly statement showing the amount of funds and of each security in the Client’s account at the end of the period and setting forth all transactions in the account during that period; and

•	all assets in the Firm’s custody must be verified at least annually by a “surprise audit” conducted by an independent public accountant.

Definition of Custody. The term “custody” is defined as “holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them .. . . .” It includes specifically:

•	actual possession of Client funds or securities unless they are received inadvertently and returned to the sender within three business days of receiving them. If a Client mistakenly writes a check payable to the Firm, the Firm has three business days within which to return it and have it correctly made out to the custodian. Possession of checks drawn by Clients but payable to third parties is not deemed custody at all, so that if the Firm receives a check drawn to a custodian, it may forward it without itself being deemed to have custody of the funds.

•	any arrangement (including a general power of attorney) under which the Firm is authorized or permitted to withdraw Client funds or securities maintained with a custodian upon the Firm’s instruction. Thus, arrangements under which the Firm is authorized to deduct fees from Client accounts are deemed to result in the Firm having custody. Advisers who are deemed to have custody solely by virtue of deducting fees from client accounts do not have to answer affirmatively to the question on Form ADV about whether they have custody, however.

•	any capacity (including, for example, trustee of a trust, general partner to a limited partnership, managing member of a limited liability company) that gives the Firm or any individual who is a supervised person of the Firm legal ownership of or access to Client funds or securities. The SEC does not view the Firm to have custody of the funds or securities of an estate,
10-3	January 2022

Policies and Procedures

conservatorship or trust if the supervised person has been appointed as executor, conservator or trustee as a result of family or personal relationship with the decedent, beneficiary or grantor (and not a result of employment with the Firm),

It is the general policy of the Firm not to accept physical custody of Client funds or securities.

Qualified Custodian and Notice. Client funds or securities (other than uncertificated securities acquired directly from the issuer in private placements) will be custodied with broker-dealers, banks, certain foreign banks or other similar “qualified custodians.” The Firm will give Clients notice in writing of the name and address of the qualified custodian(s) used and the manner in which the assets are maintained, promptly upon the opening of the account and after any change in the information.

Exceptions. Holdings of uncertificated securities acquired directly from the issuer in private transactions are excepted from the requirements that assets be maintained with qualified custodians and notice requirements. For securities to be eligible for this exception, ownership of the securities must be recorded only on the books of the issuer, and they must be transferable only with consent of the issuer.

Account Statements and Surprise Audit. The Firm must have a reasonable belief, after due inquiry, that the custodian is providing, Clients with a quarterly statement showing the amount of funds and of each security in the Client’s account at the end of the period and setting forth all transactions in the account during that period.

In the event Redwood is deemed to have custody over client accounts, the Firm will engage an independent public accountant to verify all funds and securities at least once during the calendar year at a time chosen by the accountant and without prior notice to the Firm. The auditor will file a Form ADV-E with the SEC through the IARD.

Trusteeships. Employees of the Firm generally are not permitted to serve as trustees of Client assets. Any requests to serve in such capacity must be approved by the Chief Compliance Officer.

ERISA Considerations. ERISA plan assets must be held in trust, with certain limited exceptions. ERISA does not preclude the holding of securities in nominee name with a custodial bank, insurance company, registered broker-dealer, or clearing agency provided that the trustee remains the beneficial owner of the securities. ERISA also requires that the “indicia of ownership” of any plan assets (including assets of private funds that hold “plan assets”) be held within the jurisdiction of the U.S. federal courts. However, Department of Labor regulations permit the holding of certain foreign securities and currency outside of the United States, provided that they are held under the management or control of a qualified fiduciary, or in the physical possession or control of a qualifying financial institution that is a U.S. domestic entity whose principal place of business is in the United States. ERISA also requires that any person who “handles” assets of a plan be bonded. The Firm must either arrange for its own fidelity bond, or it must ensure that each ERISA Client covers the Firm under its own fidelity bond.

10-4	January 2022

Policies and Procedures

Procedures

Custodial Account. The Firm will not commence trading for an account unless it has received notification of the opening of a custodial account with a qualified custodian.

Notice to Clients/Investors. The name and address of the qualified custodian and the manner in which a managed account Client’s assets will be held will be disclosed to Clients either in a separate disclosure to the Client and/or in the investment management agreement.

No Assets Transferred to the Firm. Clients are instructed that all assets placed under the Firm’s management must be transferred directly to the qualified custodian, and that checks or wires of funds should be payable to the name of the qualified custodian and not to the Firm. The Managing Partners will be responsible for the immediate return of checks or other instruments made out in the name of the Firm, and in no event more than three business days after receipt, with instructions that they be corrected to be payable to the qualified custodian. Redwood will maintain a custody log that identifies the date the Firm receives a client check and the date the check is forwarded to the custodian or returned to the client.

Payment of Fees. Clients are either billed directly for fees or, pursuant to their authorization, fees are deducted from their accounts at the qualified custodian and paid to the Firm. In the latter case, Clients must have authorized the arrangement in the investment management agreement.

Account Statements. Separately managed accounts generally are in custody at brokers, which provide statements at least quarterly. Redwood also provides account statements to its clients. Redwood encourages clients to compare these statements to those provided by the client’s custodian and has disclosed to its clients reasons for slight differences between the two statements.

Notice. The Chief Compliance Officer will review the Firm’s investment management agreements, special notifications and any to make sure they provide required notice to Clients and/or investors of custodial arrangements.

10-5	January 2022

Policies and Procedures

Privacy

Law and Policy

The Gramm-Leach-Bliley Act (“GLBA”), requires all “financial institutions,” defined to include investment advisers, investment companies and broker-dealers, to establish procedures and systems to assure privacy of customer personal and financial information. The privacy requirements set forth herein apply only to individual, non-entity Clients, including U.S. individuals who invest in private funds.

Protected Information. GLBA requires that a financial institution respect the privacy of its customers and protect the security of “non-public personal information,” defined as personally identifiable financial information provided by a customer, obtained as a result of a transaction with a customer or obtained otherwise. Regulation S-P, adopted by the SEC to implement the privacy provisions of GLBA, treats any personally identifiable information as “financial” if the financial institution received the information in connection with providing a financial product or service to a consumer. Thus, any information provided by U.S. individual investors in private funds to the Firm in connection with the investment advisory relationship should be considered subject to these privacy requirements. In addition, information created in the course of the relationship, such as account balances and securities positions or transactions, is subject to privacy protection.

It is the Firm’s policy to keep all Client information strictly confidential and not to disclose any such information to non-affiliated third parties, except as set forth in the Firm’s Privacy Notice.

Initial and Annual Notices. Regulation S-P requires advisers to provide notice to “customers” about the institution’s privacy policies and practices. The initial notice must be provided to an individual when the “customer relationship” is established. Thus, the initial notice should be given to the Client at the time the investment management agreement is signed. An annual notice (which should be identical to the initial notice unless such notice has been subsequently revised) must be given once in each twelve-month period.

Content of Notices. Both the initial and annual notices must set forth, among other things: a general description of the Firm’s Policies and Procedures to protect customers’ non-public information; categories of non-public personal information, if any, that are disclosed; and categories of affiliates or non-affiliated third parties, if any, that may receive the information.

Safeguarding Client Information. The Firm maintains safeguards that comply with federal standards to protect Client and investor information, restrict access to the personal and account information of Clients to those Employees who need to know that information in the course of their job responsibilities and requires that third parties with which the Firm shares investor information must agree to follow appropriate standards of security and confidentiality.

Procedures

10-6	January 2022

Policies and Procedures

Delivery of Initial Privacy Notice. The Managing Partners have responsibility for assuring that the initial Privacy Notice is provided to individual Clients in the U.S. at the time an account is opened.

Delivery of Annual Privacy Notice. The Chief Compliance Officer will confirm that the annual Privacy Notice is mailed to all individual Clients in the U.S. Normally the Privacy Notice will be mailed together with the annual offer of Form ADV, Part 2.

Record Retention. The Chief Compliance Officer shall be responsible for maintaining the Firm’s Privacy Notice and updating the notice in light of any changes. The Managing Partners shall retain evidence that the initial and annual Privacy Notice was delivered to individual U.S. Clients (or

U.S. investors), and the CCO shall retain copies of the letters to Clients (and U.S. investors) regarding the delivery of the annual Privacy Notice.

Safeguarding Client Information – Physical Facilities. The Firm’s physical office space is secure and accessible only by authorized personnel who have keys.

Safeguarding Information – Training: To assist Employees in understanding their obligations with respect to non-public personal financial information of U.S. individual investors, the Chief Compliance Officer will:

•	Inform Employees regarding the Firm’s confidentiality and security standards for handling Client information by giving them a copy of this Manual.
•	Instruct Employees to take basic steps to maintain the security, confidentiality and integrity of Client information, including:
•	not leaving files, notes or correspondence in the open;
•	changing passwords periodically, and not posting passwords near computers;
•	conversing behind closed doors and not in the presence of any persons not authorized to hear or receive such information;
•	avoiding the use of speaker phones and discussions in hallways, elevators, and any public places; and
•	recognizing any fraudulent attempt to obtain Client information and reporting it to appropriate management personnel.
•	Limit access to Client information to Employees who have a business reason for seeing it.
•	Keep access to computer files containing Client information restricted by password.
•	Inform Employees not to leave open files that hold customer information on the computer while they are not at their desk.
•	Keep back-up computer files locked at alternate sites allowing access only to authorized persons.
•	Oversee service providers by taking reasonable steps to select and retain service providers that are capable of maintaining appropriate safeguards and requiring service providers to agree contractually to implement and maintain such safeguards.
10-7	January 2022

Policies and Procedures

•	Evaluate and adjust the information security program in light of results of testing and monitoring, any material changes to the Firm’s operations or business arrangements or any other circumstances that would impact the Firm’s information security program.
•	Impose disciplinary measures for any breaches.

Outside service providers, including the Firm’s attorneys, auditors and administrators, may be given access to non-public personal financial information concerning U.S. individual Clients and investors in connection with the provision of services to the Firm. It is the Firm’s reasonable belief that such service providers are capable of maintaining and have in place appropriate safeguards to protect customer information.

Information Systems: The Firm’s information technology personnel will maintain the security of its information systems by:

•	Storing electronic Client or investor information on a secure server that is accessible only with a password and is kept in a physically-secure area;
•	Maintaining secure backup media and keeping archived data secure by storing off-line or in a physically secure area; and
•	Providing for secure data transmission when the Firm collects or transmits Client or investor information.
•	Disposing, when necessary and permissible, of Client information in a secure manner by, as applicable:

•	Supervising the disposal of records containing non-public personal information;
•	Erasing all data when disposing of computers, diskettes, magnetic tapes, hard drives or any other electronic media that contain Client or investor information;
•	Effectively destroying the hardware if necessary for obsolete or replaced hardware; and
•	Otherwise promptly disposing of outdated Client or investor information.

•	Using appropriate oversight to detect the improper disclosure or theft of Client or investor information.

Managing System Failures. To prevent attacks, intrusions or other system failures, the Firm’s information technology personnel will:

•	Maintain up-to-date and appropriate programs and controls by:

•	Addressing any breaches of physical, administrative or technical safeguards;
•	Checking with software vendors regularly to obtain and install patches that resolve software vulnerabilities;
•	Using anti-virus software that updates automatically; and
•	Maintaining up-to-date firewalls, particularly for broadband Internet access.
10-8	January 2022

Policies and Procedures

•	Take steps to preserve the security, confidentiality and integrity of Client and investor information in the event of a computer or other technological failure by backing-up all Client and investor data regularly.
•	Maintain systems and procedures in order to limit access to non-public Client and investor information only to legitimate and valid users.
•	Notify Clients and investors promptly if their non-public personal information is subject to loss, damage or unauthorized access.
10-9	January 2022

Policies and Procedures

Valuation

Law and Policy

The Firm, as an investment adviser registered with the SEC, provides discretionary investment management services to individual and institutional Clients. The Firm offers investment management with respect to a wide variety of securities and other financial instruments.

The Firm calculates the net asset value of the assets in Client accounts daily for performance calculations and other purposes. To fulfill its valuation responsibilities, the Firm has adopted these policies and procedures.

Procedures

It is the general policy of the Firm that securities for which market quotations are readily available will be valued at their market value and that other securities be valued in good faith at their fair value. Redwood Investments values both domestic and international securities on a daily basis using the exchange-quoted closing price. International securities are reflected in local currency using the WM/Reuters Closing Spot Rates (4PM London). In valuing financial instruments, the following general principles apply:

•	Financial instruments listed or traded on any recognized foreign or U.S. organized securities exchange shall be valued at the closing price on the relevant valuation date on the principal exchange on which such financial instrument is traded during the regular trading session.

•	If no settlement price or trade price of such financial instrument was reported on the applicable date, the market value shall be the most recent quoted average bid and ask prices on that day.

•	The market value of any financial instrument quoted on any over-the-counter market quotation system, such as Nasdaq, providing last reported trade price data shall be determined in the manner stated above or to the most recent quoted average bid and ask prices provided by one or more principal market makers unless, in the opinion of the Firm the value so obtained does not fairly indicate the market value of the financial instrument, in which case the Firm will endeavor to determine the fair market value of such financial instrument taking into account, inter alia, the values obtained from one or more reputable brokers, and/or any other relevant sources of market information which may be available. Redwood values international securities traded on the OTC market based on the underlying asset because OTC market pricing may vary due to individual OTC book liquidity.
10-10	January 2022

Policies and Procedures

•	Listed options, or over-the-counter options for which representative brokers’ quotations are available, shall be valued between the bid and ask price.

•	Commodity interests which are publicly traded on an organized commodity exchange shall be valued at the closing settlement price on the applicable business day, or if there is no settlement price on such day, at the most recent quoted average bid and ask prices at the close of business on such day.

•	Foreign financial instruments that trade infrequently on a foreign securities exchange will be valued according to the price at which the security was most recently traded.

•	Other financial instruments and assets and liabilities for which market quotations are not readily available will be valued as determined in good faith by the Firm in accordance with the procedures adopted and implemented by the Firm.

•	Notwithstanding the provisions set forth herein, the Firm may adjust the valuation of any financial instrument or permit some other method of valuation to be used if, taking into account the currency, applicable rate of interest, maturity, marketability or such other considerations as it deems relevant, it considers that such adjustment is required to reflect more fairly the value thereof. Redwood will document the rationale and/or approach used to establish the fair value according to these policies and procedures. Cash, deposits and similar investments together with all accrued interest thereon to the end of the relevant Valuation Date shall be valued at face value.

•	The Firm will accommodate its valuation policy to implement a client’s specific valuation policy for the specific client’s portfolio where that specific client has its own written policies and procedures that govern the valuation of foreign securities for the specific client’s accounts (e.g. a mutual fund where Redwood is the sub-advisor and the mutual fund has its own valuation policies and procedures).

Notwithstanding the provisions set forth herein, the Firm may adjust the valuation of any financial instrument or permit some other method of valuation to be used if, taking into account the currency, applicable rate of interest, maturity, marketability or such other considerations as it deems relevant, it considers that such adjustment is required to reflect more fairly the value thereof. Redwood will document the rationale and/or approach used to establish the fair value according to these policies and procedures. Cash, deposits and similar investments together with all accrued interest thereon to the end of the relevant Valuation Date shall be valued at face value.

10-11	January 2022

Policies and Procedures

Business Contingency Plan

Law and Policy

The Firm has adopted a business contingency plan (“Plan”) to be used in the event of a significant business interruption as required by the Investment Advisers Act of 1940. The Plan is accessible on the Firm’s internal local area network.

Procedures

The Chief Compliance Officer will maintain a copy of the Plan and will furnish a copy to each Employee as necessary. The Plan will be periodically tested, and the results of this testing will be documented.

10-12	January 2022

Policies and Procedures

Proxy Voting

Law and Policy

This statement sets forth the current policies and procedures of the Firm with regard to the voting of proxies over which the Firm has investment responsibility. These policies and procedures are available to the Firm’s Clients upon request.

The Firm acts in a fiduciary capacity with respect to each of its Clients and, therefore, the Firm must act to maximize the value of the accounts it manages. Each proxy proposal may be reviewed on a case-by-case basis by a member of the Firm’s portfolio management team. It is Firm policy generally to vote against any management proposals that the Firm believes could prevent companies from realizing their maximum market value, or would insulate companies and/or management, from accountability to shareholders or prudent regulatory compliance. For example, the Firm will generally vote against any proposal that attempts to limit shareholder democracy, such as increased indemnification protections for directors or officers, or unequal voting rights, in a way that could restrict the ability of the shareholders to realize the value of their investment. The Firm will generally support proposals aimed at effectuating standard and necessary aspects of business operations, which will not typically have a significant effect on the value of the investment, such as name changes, elections of directors and employee stock purchase or ownership plans.

A record of all proxy decisions will be retained and available for inspection by Clients at any time in accordance with the procedures listed below.

Conflicts of Interest. The Firm must act as a fiduciary when voting proxies on behalf of its Clients. In that regard, the Firm will seek to avoid possible conflict of interest in connection with proxy voting as follows:

Where the Firm identifies a potential conflict of interest (such as if the Firm or an Employee is affiliated or associated with the issuer or the Firm holds the issuer’s securities on a proprietary basis), the Firm will initially determine whether such potential conflict is material. Where the Firm determines there is a potential for a material conflict of interest regarding a proxy, the Firm will take one or some of the following steps: (i) inform the Client of the material conflict and the Firm’s voting decision; (ii) discuss the proxy vote with the Client; (iii) fully disclose the material facts regarding the conflict and seek the Client’s consent to vote the proxy as intended; and/or (iv) seek the recommendations of an independent third party. The Firm will document the steps it took to evidence that the proxy vote or abstention was in the best interest of the Client and not the product of any material conflict. Such documentation will be maintained in accordance with required recordkeeping procedures. See Recordkeeping above.

Disclosure of Policies and Procedures. The Firm will provide a summary of these policies and procedures in its Form ADV, Part 2 (or in a separate disclosure) to be furnished to Clients. The Firm will further provide a copy of these policies and procedures to any Client upon request. In addition, the Firm will inform its Clients how they can obtain further proxy voting information about their own proxies.

10-13	January 2022

Policies and Procedures

Disclosure of Voting Record. Upon a request from a Client, the Firm will furnish to such Client its proxy voting record with respect to such Client’s securities.

ERISA Considerations. ERISA prohibits fiduciaries from acting on behalf of a plan in situations in which the fiduciary is subject to a conflict of interest. Thus, if the Firm determines that it has a conflict of interest with respect to the voting of proxies, the Firm must either seek the Client’s informed direction or retain an independent person to direct the Firm how to vote the proxy in the best interests of the ERISA account.

Procedures

Receipt of Proxy Materials. Prior to January 1, 2008, the Firm received proxy materials from issuers, custodians or broker-dealers through the mail in hard copy form with respect to any securities held in Client accounts. Subsequent to January 1, 2008, the Firm has outsourced the records administration and actual proxy voting process to a third party service provider.

Voting Decisions. The portfolio manager(s) has (have) responsibility for reviewing proxy materials and deciding how to vote on each issue or initiative for the securities he or she trades. The portfolio manager(s) has (have) responsibility for reviewing the proxy voting process of the third-party service provider. This process and Redwood’s proxy policy is reviewed annually. Records of proxies voted for the Firm’s clients are reviewed on a quarterly basis.

Recusal from Voting. Any Employee who has a direct or indirect pecuniary interest in any issue presented for voting, or any relationship with the issuer, must so inform the Chief Compliance Officer and recuse him or herself from decisions on how proxies with respect to that issuer are voted.

Record of Votes Cast. For proxies voted before January 1, 2008, physical copies of all proxy votes are kept on file or scanned to the firm’s server and stored electronically. For proxies voted after January 1, 2008, the records are maintained by the third party service provider.

Client Requests for Votes. If a Client requests that their proxies be voted in a specific way on a specific issue, they may contact Redwood, and the CCO will ensure that the proxy is voted consistent with the Client’s request.

Client Requests for Voting Record. Clients may request information concerning how their proxies were voted. The portfolio manager or a member of the portfolio management team will notify the Chief Compliance Officer if he or she receives such request and will respond to such requests showing how Client shares were voted on particular issues. The Chief Compliance Officer will maintain a copy of all such requests and responses.

10-14	January 2022

Policies and Procedures

Soft Dollar Policy

Law

“Soft dollars” refers to the practice by advisers of using commission dollars to pay for trading-related goods or services in addition to paying for trade execution. That is, historically, full-service broker dealers have provided other services, such as incidental advice, research and analytical tools, with trade execution (“bundled services”). “Soft dollar arrangements” is often used to refer to both bundled services and to the practice of advisers directing part of the commissions paid to dealers to third parties. Congress created a safe harbor under Section 28(e) of the Securities Exchange Act of 1934 to protect advisers from claims that they had breached their fiduciary duties by causing clients to pay more than the lowest available commission rates in exchange for research and execution.

Policy

Redwood’s Soft Dollar Policy prohibits the firm from entering into brokerage arrangements (whether formal or informal) to use brokerage commissions as payment for goods and services other than order execution services and research (bearing in mind that it may not always be simple to determine whether a service meets these requirements, particularly in the case of mixed use items, which must be allocated reasonably). Further, Redwood must act in the best interests of its clients by ensuring that the order execution services or research benefits all clients, that the research adds value to investment or trading decisions, and that the brokerage commissions are reasonable in relation to the goods and services received (again, there may be circumstances where this is difficult to determine).

Procedures

Redwood has adopted various procedures to implement the firm’s Soft Dollar policy and conducts reviews to monitor and ensure the firm’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

•	Products or services paid with soft dollars must constitute brokerage or research services under Section 28(e).
•	Products or services must provide lawful and appropriate assistance in the performance of the Redwood’s investment decision-making.
10-15	January 2022

Policies and Procedures

•	Redwood will make a good faith determination that commissions paid are reasonable in relation to the value of the brokerage and research services provided by a broker-dealer pursuant to Section 28(e).
•	Redwood has effective controls around the review and approval of soft dollars.
•	Redwood defines “research”, “brokerage” and “Commission Sharing Arrangements” as follows:
o	Research - Eligible research services includes: Traditional research reports analyzing the performance of a particular company or stock; discussions with analysts; meetings with corporate executives to obtain oral reports on performance of a company; seminars/ conferences as they relate to research (not travel and related expenses); software that provides analyses of securities portfolios; publications that are not mass-marketed e.g. financial newsletters, trade magazines and technical journals concerning specific industries or product lines marketed to a small audience, and serve the specialized interests of a narrow group; research related to the market for securities, such as trade analytics (including analytics available through order management systems (OMS)) and advice on market color and execution strategies.

o	Brokerage Services - Broker-dealer “effects” a securities transaction when it: Executes a trade; Clears a trade; Settles a trade; or Performs at least one of the following functions and allocates the remaining functions to other broker-dealers: taking financial responsibility for a trade, maintaining records regarding a trade; monitoring and responding to customer comments regarding the trading process

o	Commission Sharing Arrangements - The SEC has defined “soft dollar practices” or “Client Sharing Arrangements” (“CSAs”) as arrangements under which products or services other than execution of securities transactions are obtained by an adviser, from or through a broker-dealer, in exchange for the direction by the adviser of client brokerage transactions to the broker-dealer. Section 28(e) of the Securities Exchange Act of 1934 (“Section 28(e)”) provides a safe harbor that protects money managers who exercise investment discretion over accounts from liability for a breach of fiduciary duty solely on the basis that they paid more than the lowest commission rate, if the manager determines in good faith that the amount of commission was reasonable in relation to the value of the “brokerage and research services” provided by the broker/dealer. Redwood used CSA’s as a mechanism to obtain and pay for third party, independent and, in some cases, proprietary research.

•	Redwood has designated the CCO as a control point to oversee all aspects of the firm’s soft dollar arrangements, including adherence with the firm’s written procedures.
10-16	January 2022

Policies and Procedures

•	The CCO will notify each employee of what his or her responsibilities are regarding soft dollars;

•	The Managing Partners will establish a master brokerage budget annually by listing the broker-dealers and the targeted commission amounts per broker and purpose for the allocations for the year;

•	The Chief Compliance Officer reviews account level soft dollar allocations monthly;

•	The CCO will prepare an annual list of third-party soft dollar arrangements as a control document for all third-party soft dollar arrangements;

•	The CCO will periodically review and approve any changes in either the brokerage allocation budget or the list of third-party soft dollar arrangements;
10-17	January 2022

Policies and Procedures

Class Action Filing Policy

Every year investors lose billions of dollars to corporate fraud and mismanagement. While much of this activity has been invisible because it is often not measured or viewed as an investment cost, it is real. Fiduciaries have an obligation to take reasonable steps to recover on legal claims. Legal claims are an asset of the client, much the same as bonds are assets that require collection of coupon payments. In most instances, prudent management of corporate fraud claims merely requires identifying, filing and collecting on recoveries in class action lawsuits.

Occasionally the Firm is notified of a pending class action claim against a company for which the Firm’s clients may have held securities. It is the Firm’s policy to file claims only on behalf of then current clients and to notify then current clients that file their own claims. All monies recovered from any claim will be deposited into the affected client’s accounts. For clients that have terminated their account with the Firm subsequent to a class action fling, any recovered monies will be sent to their last known address. The Firm will not initiate a class action securities suit or serve as the lead plaintiff in any class action suit.

10-18	January 2022

Policies and Procedures

Political Contribution Policy

This section sets forth Redwood Investments’ policies and procedures with respect to political contributions and the consequences associated with any violation of those policies and procedures. As an employee of Redwood Investments that is covered by the policy, it is the Employee’s responsibility to understand the policy fully, to adhere to the policy, and to acknowledge compliance with the policy on an annual basis.

1)	Why Does Redwood Investments Need A Policy?

Redwood Investments has established this policy in response to a Rule (206(4)-5) that was adopted by the United States Securities and Exchange Commission (the “SEC”). This rule narrowly limits political contributions by an investment advisor, such as Redwood Investments, and specified employees of the manager if the manager manages money for public pension funds. The rule is designed to prevent “pay to play” practices involving public pension funds – i.e., the practice of making political contributions to a public official with the expectation of having that official influence a public pension fund’s investment decision to hire the investment manager. If Redwood Investments and its employees fail to comply with the rule, Redwood Investments will lose advisory fees, face other substantial penalties, potentially lose business opportunities, and suffer irreparable harm to its reputation.

2)	Who is Covered by the Policy?

Based on the SEC’s rule, all employees are covered by this policy. This policy applies to each employee and to all family members living in the employee’s household.

3)	What Contributions are Prohibited by the Policy?

The following contributions to any candidate for, or incumbent of, a state or local elective office are prohibited by the policy:

•	Contributions of any amount, whether or not the employee is entitled to vote for the candidate or incumbent.

The following contributions to any candidate for a federal elective office if that candidate is an incumbent of a state or local elective office are prohibited by the policy:

•	Contributions of any amount, whether or not the employee is entitled to vote for the candidate or incumbent.

The following contributions to any political party or political action committee (“PAC”) are prohibited by the policy:

•	Contributions of any amount to any political party or PAC [if those contributions could be used by the political party or PAC to make a contribution to any candidate for, or incumbent of, a state or local elective office, or any candidate for a federal elective office if that candidate is an incumbent of a state or local elective office].
10-19	January 2022

Policies and Procedures

•	The term “contribution” is broadly defined to include both traditional cash contributions as well as “anything of value.” “Anything of value” could include providing office space or facilities to a candidate, purchasing tables at, or tickets to, fundraisers, engaging in campaign-related activities while the employee is paid by Redwood Investments, gifts, subscriptions, loans, advances, deposits of money, or anything else of value. Payments for debts incurred in an election and payments of transition or inaugural expenses are also considered “contributions” for purposes of the policy.

Primary and general elections are considered as separate elections for purposes of these contribution limits.

4)    What Other Activities are Prohibited by the Policy?

The following activities are prohibited by the policy:

•	Soliciting or coordinating contributions on behalf of any candidate for, or incumbent of, a state or local elective office.

•	Soliciting or coordinating contributions on behalf of any candidate for a federal elective office if that candidate is an incumbent of a state or local elective office.

•	Soliciting or coordinating contributions on behalf of any political party or PAC [if those contributions could be used by the political party or PAC to make a contribution to any candidate for, or incumbent of, a state or local elective office, or any candidate for a federal elective office that is an incumbent of a state or local elective office].

5)	Indirect Violations of the Policy

The policy prohibits indirect contributions and activities that, if done directly, would violate the policy. Therefore, making a contribution, or engaging in a restricted activity, through a relative that is not directly subject to this policy as a result of sharing the employee’s household, friend, consultant, attorney, affiliate, third party, political party, PAC, or otherwise is prohibited to the same extent as making a contribution or engaging in a restricted activity directly.

6)	Are There Any Exceptions?

If an employee would like to donate their personal time as a volunteer to a candidate or incumbent, they may do so provided that:

•	They are not paid, or receive anything of value, for doing so.
•	They are not doing so at the request of Redwood Investments or any employee of Redwood Investments.
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Policies and Procedures

•	They do not use any of Redwood Investments’ resources (such as office space, telephones, internet connection, computers, photocopiers, fax machines, etc.).

•	They do not solicit contributions from others as part of their volunteer activities.
•	They do not submit any expenses incurred during their volunteer activities to Redwood Investments or any employee of Redwood Investments for reimbursement.

In addition, charitable donations to a legitimate tax-exempt entity (even if done at the request of a candidate or incumbent) are not considered to be contributions to the candidate or incumbent.

7)	Pre-Clearance

•	All political contributions must be pre-cleared with the Chief Compliance Officer. The employee must provide the name of the candidate for, or incumbent of, a state or local elective office, the dollar amount of the contribution, and the intended date of the contribution. The information should be emailed to the CCO at least 5 days before the intended date of the contribution. The CCO will determine if the intended contribution would violate this Policy. The CCO will provide approval or denial of the intended contribution via email within 2 days. Approval is valid ONLY for the pre-cleared contribution.

8)	Record Keeping

All contributions made by the employee and any family members living in their household that fall into any of the following categories must be reported promptly to Redwood Investments, so that Redwood Investments can maintain records as specified by the SEC. When reporting the contribution, please include the name of the person who made the contribution and their relationship to the employee, the name of the person or entity to whom the contribution was made, and the amount of the contribution.

•	Any candidate for, or incumbent of, a state or local elective office.
•	Any candidate for a federal elective office if that candidate is an incumbent of a state or local elective office.

•	Any political party or PAC.

On an annual basis, each employee will be asked to provide and confirm the above information for their political contributions.

9)	What Happens If I Violate the Policy?

Penalties for violating the policy can be severe. Any breach of this policy will be taken seriously, and will result in disciplinary actions for any person involved, up to and including dismissal for cause.

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Policies and Procedures

10)	To Whom Do I Direct Questions about the Policy?

Any questions concerning this policy, or whether any particular contribution or activity would violate the terms of the policy, should be directed to Redwood Investments’ Chief Compliance Officer prior to making the contribution or engaging in the activity.

11)	New Employees

The Chief Compliance Officer will ask all new hires to report any political contributions made during the last two years in order to ensure compliance with Rule 206(4)-5’s de minimus thresholds – total contributions not exceeding $350 to a candidate or campaign for which the employee is eligible to vote, and total contributions not exceeding $150 to a candidate or campaign for which the employee is not eligible to vote. These contributions (if any) will be logged and the Chief Compliance Officer will ensure the Firm’s compliance with Rule 206(4)-5.

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Policies and Procedures

Liquidity Risk Management Policy

Redwood serves as an adviser or sub-adviser to registered investment companies (collectively, “Mutual Funds” or “Fund(s)”). Rule 22e-4 (the “Liquidity Rule”) requires that Mutual Funds have policies and procedures for determining and periodically reviewing a highly liquid investment minimum, and adopting and implementing policies and procedures for responding to a shortfall of the Mutual Fund’s assets that are highly liquid investments below its highly liquid investment minimum.

Since a Mutual Fund is overseen by a Trust Board, the responsibility for compliance with the Liquidity Rule lies with the Trust Board. However, as a service provider to the Mutual Fund(s), the Trust Board may delegate this responsibility to the Adviser or sub-Advisor who is exercising discretion over the investments in the Mutual Fund portfolio. To accomplish this designation, the mutual fund will be required to formally designate the adviser or sub-adviser or officer(s) responsible for administering the program, and such designation is required to be approved by the fund’s Board.

As an adviser or sub-adviser to Mutual Fund clients, Redwood may, at its discretion, accept the responsibility from the Board for compliance with the Liquidity Rule with regard to its management of the Mutual Fund portfolios. In the event that Redwood accepts responsibility, the firm has developed this liquidity risk management program (the “Program”) and provides required information as requested by the Mutual Fund(s) it sub-advises.

Redwood is prohibited from causing a Mutual Fund’s acquisition of “illiquid investments” (that is, any investment that the fund reasonably expects cannot be sold or disposed of in current market conditions in seven (7) calendar days or less without the sale or disposition significantly changing the market value of the investment) if, following the acquisition, the Mutual Fund would hold more than 15% of its net assets in assets that are illiquid investments.

Redwood defines liquidity risk as the risk that a Mutual Fund it sub-advises could not meet requests to redeem shares issued by the Mutual Fund without significant dilution of remaining investors’ interests in the Mutual Fund. Redwood will assess, manage, and periodically review the liquidity risk of the Fund(s) on an annual basis.

Redwood bases its liquidity classifications on reasonable expectations in current market conditions such as:

•	Redwood may consider any of the following factors for the classification of assets in the Mutual Fund portfolio:
•	The existence of an active market for an asset class or investment;
•	Frequency of trades or quotes and the average daily trading volume;
•	Volatility of trading prices;
•	Bid-ask spreads;
•	Whether the asset has a relatively standardized and simple structure;
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Policies and Procedures

•	Maturity and date of issue of fixed-income securities;
•	Restrictions on trading certain investments and limitations on an investment’s transfer;
•	The size of the Mutual Fund’s position in an asset relative to the asset’s average daily trading volume and, as applicable, the number of units of the asset outstanding; and
•	Whether there is a relationship of the assets to the other assets in the portfolio.

Procedures

Redwood has identified Abel/Noser, LLC as its liquidity classification vendor. Redwood will review classification determinations provided by the vendor and make necessary changes.

Redwood will categorize the assets of each Mutual Fund portfolio into the four liquidity categories under Rule 22e-4, upon reasonable inquiry and taking into account relevant market, trading and investment-specific considerations:

•	Highly Liquid (HLI) – convertible to cash in 3 or less business days
•	Moderately Liquid (MLI) – convertible to cash in 3-7 calendar days
•	Less Liquid (LLI) – sold or disposed but not settled in 7 or less calendar days
•	Illiquid (II) – not reasonably expected to be sold or disposed in 7 or less calendar days

Redwood will monitor the classification of the Fund’s assets to ensure that default asset-class liquidity classifications remain relevant as market, trading, and other investment-specific considerations may influence the classification of an asset.

Redwood will monitor the Fund’s investment strategy and liquidity of portfolio investments, during both normal and reasonably foreseeable stressed conditions.

Highly Liquid Minimum (HLIM)

The Mutual Fund Trust Board oversees the Mutual Fund’s liquidity risk management program, and has responsibility to establish and approve the Mutual Fund’s highly liquid investment minimum (except in the limited circumstances that a fund below its minimum seeks to change it) or to approve material changes to the program.

Redwood will monitor the Mutual Fund portfolios monthly to ensure that the highly liquid investment minimum is met. If the Redwood determines that the minimum should be changed, the firm will recommend such a change to the Trust Board to make the change.

Redwood will review the Mutual Fund’s investment strategy and liquidity of portfolio investments, during both normal and reasonably foreseeable exception market conditions.

Redwood will submit requests for material changes to the Program to the Trust Board for approval.

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Policies and Procedures

Redwood will determine and document whether the Mutual Fund(s) it sub-advises a) primarily hold highly liquid assets and b) suggest that a highly liquid investment minimum is not required as part of the Fund’s liquidity risk management programs.

Reporting

Redwood will respond to quarterly or annual questionnaires or other requested information requests related to its Program made by the Trust Board.

Redwood will report any shortfall below the HLIM, no later than the Trust Board’s next scheduled meeting which details: (a) the causes of the shortfall; (b) the extent of the shortfall; and, (c) actions taken in response.

If the shortfall exceeds the minimum for greater than (7) calendar days, Redwood will report to the Trust Board within (1) business day, and submit a non-public report to the Commission, to inform them about the course of action the fund is taking to restore the HLIM.

Redwood will provide required information to the Trust Board to complete the following regulatory disclosures filings related to the Program:

•	Form N-LIQUID – Requires that the Mutual Fund confidentially notify the Commission when the Mutual Fund’s level of illiquid investments that are assets exceeds 15% of its net assets or when its highly liquid investments that are assets fall below its minimum for more than a specified period of time.
•	Form N-PORT: Requires disclosure of certain information regarding the liquidity of a Mutual Fund’s holdings and liquidity risk management practices. Adviser will review portfolio classifications at least monthly to ensure proper information is provided to the Fund(s) per their obligation to report on liquidity classification on Form N-PORT for portfolios managed by Adviser.

Recordkeeping

Redwood will retain documentation of factors considered in the classification determinations for each Mutual Fund it advises or sub-advises for any changes made to the classification of assets in the Mutual Fund portfolio.

Redwood maintain copies of any materials provided to the Mutual Fund’s board in connection with the approval of the initial liquidity risk management program and annual board reporting requirement.

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Policies and Procedures

Violations of this Code of Ethics

Penalties for violation of this Code (except Personal Securities Transactions, Section 2-12) will be determined on a case by case basis at the discretion of the Managing Partners and the Chief Compliance Officer. While each violation is reviewed individually, specific facts and circumstances are evaluated such as the nature of the violation, whether there appeared to be intent to violate or circumvent the Code, and whether the same employee has had previous violations. The penalties may include:

•	Issuance of a disciplinary memorandum or letter of reprimand;
•	Monetary fines;
•	Suspension without pay or termination of employment;
•	Reporting to the appropriate regulatory authorities if applicable.
•	Or other such penalties as the Managing Partners and the CCO may deem appropriate.

Violations of the Code of Ethics, any action taken by the Firm, will be documented by the Chief Compliance Officer.

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Policies and Procedures

ERISA

POLICY

Because Redwood provides investment advisory services to Client retirement accounts covered by ERISA, Redwood has developed these policies and procedures to ensure compliance with ERISA. As a matter of Firm policy, Redwood will comply with all provisions of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), when managing accounts subject to ERISA or tax-qualified under Internal Revenue Code.

On occasion, Redwood provides non-discretionary investment advice to an ERISA plan, Code Plan, or participants of such plans, and to IRA owners. This advice may be about investing in, purchasing, or selling securities. A recommendation to a plan participant to take a distribution from a plan and roll it over to an IRA may be covered advice under the Department of Labor’s prohibited transaction exemption rule. Redwood has policies and procedures in the Prohibited Transaction Exemption & Rollover Recommendations section to comply with this rule.

In the event Redwood manages accounts subject to ERISA, Redwood, must comply with certain requirements in addition to its fiduciary duties as an investment manager. Under Redwood ‘s ERISA Policy, Redwood will manage Client assets according to the “prudent man rule,” maintain any ERISA bonding that may be required, and obtain written investment guidelines and policy statements, as appropriate.

Redwood prohibits individuals acting on the Firm’s behalf from making statements to clients or prospective clients that could be deemed to be materially misleading. This rule applies regardless of the method of communication.

BACKGROUND

ERISA and the Internal Revenue Code impose additional duties on investment advisers that may exceed the scope of an adviser’s duties to its other clients. ERISA specifically prohibits certain types of transactions with ERISA plan clients that are permissible (with appropriate disclosure) for other types of clients. Generally, any account established by an employer and designed to defer income until an employee’s: (1) termination of employment; (2) death; (3) disability; or (4) attainment of a certain age is subject to ERISA. The following types of accounts are typically subject to ERISA, provided such accounts cover more than one employee:

•	Pension plans;
•	401(k) plans;
•	Profit-sharing plans; and
•	Defined benefit plans.
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Policies and Procedures

In certain instances, the Internal Revenue Code may impose requirements on non-ERISA retirement accounts that may mirror ERISA requirements.

PROCEDURES

Statements to Clients or Prospective Clients

Employees must ensure that communication regarding a recommended transaction, fees and compensation, material conflicts of interests, and any other matters relevant to the retirement investor’s decisions are disclosed clearly and accurately.

Best Interest Standard

To meet the best interest standard, advice provided to a client of the Firm must: (1) reflect the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (2) be tailored to the particular investor’s investment objectives, risk tolerance, financial circumstances, and needs; and (3) be made without regard to the financial or other interests of the Firm, or any other party, including but not limited to Firm’s affiliates and employees.

Redwood meets with Clients and prospective clients to identify the investment objectives, risk tolerance, financial circumstances, and needs. Redwood is responsible for reviewing Client accounts as needed to ensure the account is managed in the best interest of the Client.

To ensure investment advice is in the best interest of the client, the Firm uses reasonable care and skill to tailor advice pursuant to the particular Client’s “investment objectives, risk tolerance, financial circumstances, and needs”, regardless of the needs of the adviser, its affiliates, employees, or another party.

Redwood is responsible selecting securities in a prudent manner and for ensuring each client account is invested pursuant to the respective client’s objectives. The CCO, or designee, is responsible for periodically monitoring the research and documentation process to ensure the Advisor is meeting his or her due diligence obligations.

The Firm maintains documentation in support of why the recommendation is in the best interest of the client. To the extent a rollover is recommended, the Firm also maintains documentation regarding: (a) alternative options evaluated by the adviser and for which the adviser determined were less beneficial, such as leaving money in a qualified plan; and / or (b) consideration of the services that will be provided. To the extent a non-discretionary rollover is recommended, such as recommending a client or prospective client to initiate a rollover into a managed account with the Firm, see the Prohibited Transaction Exemption & Rollover Recommendations section. With respect to transfer recommendations, the Firm also maintains documentation regarding the services that will be provided.

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Policies and Procedures

Redwood will charge a reasonable compensation for its investment advisory services which is set in their standard fee schedule for all Clients regardless of whether the account is covered by ERISA. The Firm’s fee schedule is included in Redwood’s Form ADV 2A.

The CCO, or designee, shall also oversee periodic training to inform employees of their obligations under this policy.

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Policies and Procedures

Prohibited Transaction Exemption & IRA Rollover Recommendations

BACKGROUND

Redwood is a registered investment adviser and may be considered an Investment Advice Fiduciary under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code (the Code). Where Redwood provides non-discretionary investment advice to an ERISA plan, Code Plan or participants of such plans, and to IRA owners (“retirement investors”) about investing in, purchasing or selling securities, a recommendation to a plan participant to take a distribution from a plan and roll it over to an IRA may be covered advice under the Department of Labor’s prohibited transaction exemption rule (“the Rule”).

Based on the Department of Labor’s five-part test under 29 CFR part 2550, Redwood renders investment advice and does so for a fee or other compensation and is generally considered an investment advice fiduciary under ERISA and the Code.2

POLICY

As a matter of Firm policy, Redwood will comply with all applicable provisions of ERISA and Section 4975 of the Code, when managing accounts subject to ERISA or tax-qualified under Internal Revenue Code. As such, where Redwood provides conflicted fiduciary advice or where the Adviser receives compensation for recommending particular investments or products to advisory clients (i.e., rollover recommendations), Redwood will provide appropriate disclosure and maintain documentation to demonstrate that these transactions are in the best interest of the Client.

As such, Redwood must adhere to the following general procedures in order to qualify for an exemption and thus accept compensation from what may otherwise be considered a prohibited transaction:

•	Adhere to the Impartial Conduct Standards (described below);
•	Provide the retirement investor with a written description of the services to be provided, including any material conflicts of interest and an acknowledgment that it and its investment professionals are acting as a fiduciary under ERISA and/or the Code (as applicable);

2 Under the Rule, for advice to constitute “investment advice”, a financial institution or investment professional must satisfy a five-part test not specifically outlined here. Redwood generally will satisfy this test based on the type, frequency, basis, and nature of the advice it provides to clients pursuant to the recent Rule’s withdrawal from the analysis presented in the Deseret Letter (“The analysis in the Deseret Letter was incorrect . . . [A] recommendation to roll assets out of a Title I Plan is necessarily a recommendation to liquidate or transfer the plan’s property interest in the affected assets[.]”. Redwood relies on the prohibited transaction exemption where it provides non-discretionary investment advice that results in additional compensation to the fiduciary or an affiliate (i.e., a self-dealing transaction) and follows the disclosure and recordkeeping obligations as outlined in the Rule and in this policy.

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Policies and Procedures

•	Document the reason(s) that a rollover recommendation is in the best interest of the retirement investor and provide such documentation to the retirement investor;
•	Adopt policies and procedures to ensure compliance with Impartial Conduct Standards; and
•	Conduct a retrospective review of compliance and maintain records of compliance.

PROCEDURE

Rollover Recommendations

Redwood may recommend a rollover from an employee benefit plan to an individual retirement account (IRA) or provide related rollover recommendations from an IRA to an IRA, or from one type of plan account to another (such as a change from a commission based account to a fee-based account). Such recommendations may be subject to the fiduciary duties imposed by Title I of ERISA as well as the prohibited transactions provisions in ERISA and the Code. The prohibited transaction provisions generally prohibit investment advice fiduciaries from self-dealing, unless an exemption applies.

As an investment adviser covered under the prohibited transaction class exemption, Redwood may receive compensation as a result of providing fiduciary investment advice, including advice related to rollover recommendations.

Redwood will provide the retirement investor specific reasons why the rollover recommendation is in their best interest. Documentation of a rollover from an employee benefit plan to an individual retirement account (IRA) should include the following:

(1)	The retirement investor’s alternatives to a rollover, including leaving the money in their current employer’s plan, if permitted, and selecting different investment options;
(2)	The fees and expenses associated with both the plan and the IRA;
(3)	whether the employer pays for some or all of the Plan’s administrative expenses; and
(4)	the different levels of services and investments available under the plan and the IRA.

As part of this advice, the Redwood and/or the investment professional will make a “diligent and prudent effort” to obtain information regarding the retirement investor’s existing plan and describe the significance of the information, or otherwise make assumptions of expenses, asset values, risk, and returns based on publicly available information (e.g., the most recent Form 5500 or reliable benchmarks on typical fees and expenses for the type and size of Plan at issue), and explain the limitations of the assumptions.

Impartial Conduct Standards

Fiduciary investment advice, such as rollover recommendations, must be provided in accordance with the Impartial Conduct Standards which include:

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Policies and Procedures

(1)	a best interest standard (i.e., the advice reflects the care skill, prudence and diligence of person acting in like capacity and does not place the interests of the investment professional ahead of the interests of the retirement investor)[3];
(2)	a reasonable compensation standard (i.e., not excessive based on market value);
(3)	a best execution standard (i.e., Adviser must seek to obtain best execution of the investment transaction reasonably available under the circumstances in accordance with its current policies and procedures addressing best execution); and
(4)	a requirement to make no materially misleading statements about recommended investment transactions and other relevant matters.

Training and Supervision

The CCO will provide information and/or training to investment professionals, particularly those handling ERISA accounts and/or who make rollover recommendations governed by ERISA and the Code, to ensure investment professionals understand and comply with appropriate fiduciary duties, disclosures, and recordkeeping requirements.

Disclosure Requirement

Redwood is required under the class exemption to disclose to all retirement investors their status as an investment advice fiduciary under ERISA and the Code, as applicable, and provide an accurate written description of their services and material conflicts of interest. Currently, firms are required to document this disclosure by the February 1, 2022, enforcement date. Prior to making a rollover recommendation, Redwood will deliver its Form ADV along with any supplemental disclosures. The following model fiduciary acknowledgment may be used by

Redwood investment professionals to satisfy the disclosure requirement:

When we provide investment advice to you regarding your retirement plan account or individual retirement account, we are fiduciaries within the meaning of Title I of the Employee Retirement Income Security Act and/or the Internal Revenue Code, as applicable, which are laws governing retirement accounts.

The way we make money creates some conflicts with your interests, so we operate under a special rule that requires us to act in your best interest and not put our interest ahead of yours.

Recordkeeping and Review

As noted above, Redwood will document rollover recommendations, the specific reasons that a rollover recommendation is in the best interest of the retirement investor, and document that such reasons were provided to the retirement investor upon making the recommendation. Currently, firms are required to document these details of the recommendation by the July 1, 2022, enforcement date. Additionally, the Chief Compliance Officer and/or designee will conduct a

3 See details of the Securities and Exchange Commission’s Regulation Best Interest and the fiduciary duty of registered investment advisers under securities laws discussed in the ERISA section of this Compliance Manual.

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compliance review of this policy as part of Redwood’s annual review and perform related compliance testing, recordkeeping and documentation review and a conflict mitigation assessment of recommendations made by Redwood and its representatives.

The retrospective compliance review must be documented in writing and submitted to the senior executive officer who must certify, within six months of the end of the annual review period that:

•	The officer reviewed the report;
•	The Financial Institution policies and procedures in place are prudently designed to achieve compliance with the conditions of the Final Exemption; and
•	The Financial Institution has in place a prudent process to modify such policies and procedures as events dictate, and to test the effectiveness of such policies and procedures on a periodic basis.

Redwood will retain the retrospective compliance review, certification, and supporting data for a period of six years and will make available to the Department of Labor within ten business days of any such request for them by the Department of Labor.

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Policies and Procedures

APPENDIX 1

EMPLOYEE ACKNOWLEDGMENT OF RECEIPT OF MANUAL

I acknowledge that I have received a copy of the current Compliance Manual (“Manual”) of the Firm, and represent that:

1.	I have read this Manual, including both the Code of Ethics and the Compliance Policies and Procedures contained therein, and understand them.

2.	I understand that the Firm may impose sanctions, up to and including termination of employment, for violation by me of any provision of this Manual (including the Code of Ethics or the Compliance Policies and Procedures).

3.	I will comply with this Manual (including the Code of Ethics and Compliance Policies and Procedures) in all respects.

Print Name

Employee Signature:

Dated:

App. 1-1	January 2022

Policies and Procedures

APPENDIX 2

ANNUAL CERTIFICATION OF COMPLIANCE

I certify that during the past year:

1.	In accordance with the Firm’s Compliance Manual (including the Code of Ethics and Compliance Policies and Procedures), I have fully disclosed the securities holdings in my Access Person Accounts (as defined in the Code of Ethics).

2.	In accordance with the Firm’s Compliance Manual (including the Code of Ethics and Compliance Policies and Procedures), except for transactions exempt from the reporting, I have arranged for the Chief Compliance Officer to receive duplicate copies of each confirmation for each securities transaction and of monthly statements of all Access Person Accounts.

3.	I have read, understand and have complied with the Firm’s Compliance Manual (including the Code of Ethics and Compliance Policies and Procedures) in all other respects.

Employee Signature:

Dated:

App. 2-1	January 2022

Policies and Procedures

APPENDIX 3

INITIAL PERSONAL SECURITIES HOLDINGS REPORT

Please provide a list of all securities in which you have a Beneficial Interest, including securities in Access Person Accounts and all securities in any other non-Client accounts for which you make investment decisions. This includes not only securities held by brokers and other financial institutions, but also securities held at home, in safe deposit boxes, or by an issuer.

(1)	Name of Employee:

(2)	If different than #1, name of the person in whose name the account is held:

(3)	Relationship of (2) to (1):

(4)	Financial Institution at which Account is maintained:

(5)	Account Number:

(6)	Name and Phone Number of Contact at Financial Institution:

(7)	For each account, attach your most recent account statement listing securities in that account. If you own securities that are not listed in an attached account statement, list them below:

	Name of Security/Ticker	Quantity # of shares Principal Amount	Value	Name of Broker, Bank or Custodian/Situs of Security
1.
2.
3.
4.
5.
6.
7.
8.

(Attach separate sheet or brokerage statements if necessary)

I certify that this form and the attached statements (if any) constitute all of the securities in my Access Person Accounts.

Employee Signature:                                               Date:

App. 3-1	January 2022

Policies and Procedures

APPENDIX 4

ANNUAL DISCLOSURE OF OUTSIDE BUSINESS INTERESTS

Please provide a list of all organizations in which you serve as an officer, director, trustee, partner, or other leadership position. Such organizations may include charities, non-profits, other business interests or social clubs.

	Name of Organization	Leadership Position	Year Joined
1.
2.
3
4
5
6
7
8
9
10

Use additional copies of this form if necessary.

I certify that this form and any attached statements (if any) constitute all of my outside business interests.

Employee Signature:                                             Date:

App. 4-1	January 2022

Policies and Procedures

APPENDIX 5

ANNUAL DISCLOSURE OF BUSINESS, PROFESSIONAL

and SOCIAL RELATIONSHIPS: PUBLIC COMPANIES

Please provide a list of all your business, professional and social relationships with officers or directors of public companies.

	Name of Public Company	Name of Officer/Director	Relationship: B, P, S
1.
2.
3
4
5
6
7
8
9
10

Use additional copies of this form if necessary.

I certify that this form and any attached statements (if any) constitute all of business, professional and social relationships with officers or directors of public companies.

Employee Signature:                                          Date:

App. 5-1	January 2022

Policies and Procedures

APPENDIX 6

REDWOOD INVESTMENTS, LLC

SUPERVISORY STRUCTURE AND ORGANIZATIONAL CHART

As of April 15, 2019

App. 6-1	January 2022